UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of

the Securities Exchange Act of 1934

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DAWSON GEOPHYSICAL COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DAWSON GEOPHYSICAL COMPANY

508 West Wall, Suite 800

Midland, TX 79701

432‑684‑3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 9, 2020

TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Dawson Geophysical Company will be held at 10:00 a.m. Central Time on June 9, 2020. This year’s Annual Meeting will be a virtual meeting held over the internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live audio webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/DWSN2020 and entering your control number contained on your proxy card. The Annual Meeting will be held for the following purposes:

1. To elect five directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2. To vote upon an amendment to the Company’s 2016 Stock and Performance Incentive Plan;

3. To ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

4. To vote upon a non‑binding advisory resolution regarding the compensation of our named executive officers as disclosed in this Proxy Statement; and

5. To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on April 13, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof.

DATED this 24th day of April, 2020.

BY ORDER OF THE BOARD OF DIRECTORS

James K. Brata,
Secretary

IMPORTANT

To be sure your shares are represented at the Annual Meeting, please vote (1) by calling the toll‑free number (800) 690‑6903 and following the prompts; (2) by Internet at www.proxyvote.com; or (3) by completing, dating, signing and returning your Proxy Card in the enclosed postage‑paid envelope as soon as possible. Any shareholder granting a proxy may revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the Annual Meeting (via the live audio webcast).  You may vote at the Annual Meeting even if you send in your Proxy Card, vote by telephone or vote by Internet. The vote you submit electronically at the Annual Meeting will supersede any prior vote.

Dawson Geophysical Company

508 West Wall, Suite 800

Midland, Texas 79701

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS

To Be Held Tuesday, June 9, 2020

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of Dawson Geophysical Company (the “Company”, “our” or “we”) for use at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 9, 2020 at 10:00 a.m. Central Time via live audio webcast at www.virtualshareholdermeeting.com/DWSN2020, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by officers, directors and other employees of the Company who will not receive additional compensation for such services. We may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. We will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about  April 24, 2020.

Any shareholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to our Secretary or by attending the Annual Meeting (via the live audio webcast) and withdrawing the proxy.

PURPOSE OF MEETING

As stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the Annual Meeting are as follows:

1. To elect five directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2. To vote upon an amendment to the Company’s 2016 Stock and Performance Incentive Plan;

3. To ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

4. To vote upon a non‑binding advisory resolution regarding the compensation of our named executive officers as disclosed in this Proxy Statement; and

5.To transact such other business as may properly come before the meeting and any adjournment thereof.

VOTING RIGHTS

Right to Vote and Record Date

Our voting securities consist solely of common stock, par value $0.01 per share (“Common Stock”).

The record date for shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 13, 2020, at which time there were 23,287,410 shares of Common Stock entitled to vote at the Annual Meeting. Shareholders are entitled to one vote, in person (via the live audio webcast) or by proxy, for each share of Common Stock held in their name on the record date.

Quorum

Shareholders representing a majority of the Common Stock outstanding and entitled to vote must be present (via the live audio webcast) or represented by proxy to constitute a quorum.

Voting at the Annual Meeting

If your shares of Common Stock are registered directly with American Stock Transfer & Trust Company, LLC, you are a “record holder” and may vote in person (via the live audio webcast) at the Annual Meeting by visiting www.virtualshareholdermeeting.com/DWSN2020 and entering your control number contained on your proxy card. If a bank, broker or other nominee holds your shares for your benefit but not in your own name, your shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use in voting your shares. The availability of telephone and internet voting depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form they send you. If your shares are held in the name of your bank, broker or other nominee and you wish to vote in person (via the live audio webcast) at the Annual Meeting, you will need to ask your broker or bank for a control number and your broker or bank will provide you with instructions that you must follow to have your shares voted.

Voting by Proxy

Whether or not you are able to attend the Annual Meeting (via the live audio webcast), we urge you to vote by proxy.

Vote Required

All proposals other than election of directors will require the affirmative vote of a majority of the Common Stock present (via the live audio webcast) or represented by proxy at the Annual Meeting and entitled to vote thereon. Directors are elected by a plurality of votes cast. This means that the director nominees with the most votes are elected, regardless of whether any nominee receives a majority of votes cast.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non‑votes and other limited proxies will have no effect on the outcome of the election of directors. Cumulative voting for election of directors is not authorized.

With regard to the proposal to amend the Company’s 2016 Stock and Performance Incentive Plan, an abstention will have the same effect as a vote against the proposal. Broker non‑votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal.

With regard to the proposal to ratify the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2020, an abstention will have the same effect as a vote against the proposal. Broker non‑votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal.

With regard to the proposal to approve a non‑binding advisory resolution on the compensation of our named executive officers as disclosed in this Proxy Statement, an abstention will have the same effect as a vote against the proposal. Broker non‑votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal. This vote is advisory in nature and will not be binding on the Company.

Abstentions and Broker Non‑Votes

Abstentions and broker non‑votes will be counted for the purpose of determining whether a quorum is present. Abstentions are also considered to be present at the Annual Meeting and entitled to vote on any matter from which the shareholder abstains. Generally, a bank, broker or other nominee may vote the shares that it holds for you only in accordance with your instructions. However, if your bank, broker or other nominee has not received your instructions, your bank, broker or other nominee has the discretion to vote only on certain matters that are routine. A “broker non‑vote” occurs if your bank, broker or other nominee cannot vote on a particular matter because your bank, broker or other nominee has not received instructions from you and because the proposal is not routine. Therefore, for purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not present at the Annual Meeting and will not be entitled to vote with respect to that matter, even though those shares are considered to be present at the Annual Meeting for quorum purposes and may be entitled to vote on other matters.

If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE ON THE RETURNED PROXY, THE SHARES REPRESENTED BY THE SHAREHOLDER’S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER “PROPOSAL 1: ELECTION OF DIRECTORS”; FOR THE PROPOSAL TO AMEND THE 2016 STOCK AND PERFORMANCE INCENTIVE PLAN UNDER “PROPOSAL 2:  AMENDMENT TO THE 2016 STOCK AND PERFORMANCE INCENTIVE PLAN”; FOR THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH UNDER “PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”; FOR THE PROPOSAL TO APPROVE A NON‑BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT AS DESCRIBED UNDER “PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION”; AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 9, 2020

This Proxy Statement and our 2019 Annual Report on Form 10‑K are available on our website at www.dawson3d.com in the “Financial Reports” area of the “Investor Relations” section.

PROPOSAL 1:

ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting to comprise the entire membership of the Company’s Board of Directors. All of our nominees have announced that they are available for election to the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified. Our nominees for the five directorships are:

Craig W. Cooper

Stephen C. Jumper

Michael L. Klofas

Ted R. North

Mark A. Vander Ploeg

For information about each nominee, see “Directors” below.

The Company’s Board of Directors recommends that you vote FOR all of the nominees listed above.

DIRECTORS

On February 11, 2015, TGC Industries, Inc. (“Legacy TGC”) completed a strategic business combination (the “Merger”) with Dawson Operating Company, which was formerly known as Dawson Geophysical Company (“Legacy Dawson”), pursuant to the terms of an Agreement and Plan of Merger, dated October 8, 2014 (the “Merger Agreement”). In connection with the Merger, Legacy Dawson changed its name to “Dawson Operating Company” and Legacy TGC changed its name to “Dawson Geophysical Company.”

Mr. Stephen C. Jumper, the Company’s Chairman of the Board of Directors, President and Chief Executive Officer, is the only executive officer of the Company who is a nominee as set forth below. There are no family relationships by blood, marriage, or adoption between any director, executive officer, or any person nominated or chosen by the Company to become an executive officer or a director. The information set forth below with respect to each of the directors has been furnished by each respective nominee.

Name	Age	Position
Stephen C. Jumper	58	Chairman of the Board, President and Chief Executive Officer
Mark A. Vander Ploeg	68	Lead Director
Craig W. Cooper	66	Director
Michael L. Klofas	59	Director
Ted R. North	73	Director

Stephen C. Jumper.  Mr. Jumper, a geophysicist, joined Legacy Dawson in 1985, was elected Vice President in September 1997, and President, Chief Operating Officer and Director in January 2001. In January 2013, Mr. Jumper was elected Chairman of the Board of Directors of Legacy Dawson. Prior to 1997, Mr. Jumper served Legacy Dawson as manager of technical services with an emphasis on 3‑D processing. Mr. Jumper has served the Permian Basin Geophysical Society as Second Vice President (1991), First Vice President (1992), and as President (1993). Mr. Jumper was appointed as President, Chief Executive Officer and Chairman of the Board of Directors of the Company in February 2015.

Mark A. Vander Ploeg.  Mr. Vander Ploeg is the Lead Director of the Company and was appointed to the Board of Directors of the Company in connection with the closing of the Merger in February 2015. Mr. Vander Ploeg previously served as a director of Legacy Dawson from March 2014 until February 2015. Mr. Vander Ploeg has over 35 years of investment banking experience, providing advice to major companies on mergers and acquisitions, corporate finance, long‑term strategy and governance. Until his retirement in 2011, Mr. Vander Ploeg was a Senior Managing Director of Evercore Partners. Prior to Evercore Partners, Mr. Vander Ploeg was Vice Chairman of

Investment Banking for Merrill Lynch & Co., where he worked from 1995 to 2007. Prior to that, Mr. Vander Ploeg was a Managing Director of Salomon Brothers and Head of the firm’s San Francisco investment banking business. Mr. Vander Ploeg formerly served as a director of Okabena Company, Minneapolis, Minnesota, which is the investment and business company for the Dayton Family, founders of Target Corporation. He was a member of that Board’s Investment Committee and was Chair of the Compensation & Personnel Committee. Elsewhere, Mr. Vander Ploeg serves as a director of the Spencer Foundation, Chicago, Illinois, and chairs its Investment Committee, and also serves as an associate member of Stanford University’s Institute for Economic Policy Research (SIEPR). Mr. Vander Ploeg has an M.B.A. from the University of Chicago, Chicago, Illinois, and a B.A. from Macalester College, St. Paul, Minnesota, where he is a former trustee and served as Board Chair from 2000 to 2006.

Craig W. Cooper.  Mr. Cooper was appointed to the Board of Directors of the Company in connection with the closing of the Merger in February 2015. Mr. Cooper previously served as a director of Legacy Dawson from September 2010 until February 2015, including as Lead Director from January 2013 until February 2015. Prior to his retirement in April 2010, Mr. Cooper was a Senior Advisor, Seismic at BP p.l.c., in the Unconventional Gas unit from 2008 to 2010. Prior to 2008, Mr. Cooper was the Seismic Program Coordinator, North America at BP p.l.c. for three years, Seismic Technology Advisor for two years and Manager of Seismic Imaging & Operations for four years. Mr. Cooper was employed by BP p.l.c. and its predecessor, Amoco Corporation, for 35 years.

Michael L. Klofas.  Mr. Klofas was appointed to the Board of Directors of the Company at the Company’s annual meeting of shareholders held on May 1, 2018. Mr. Klofas was a member of Babson Capital Management and Affiliates, a MassMutual Financial Group Company from 1988 to 2016 where he served as Managing Director, Head of the Mezzanine and Private Equity Group from 2009 to 2016. Mr. Klofas served as President of Babson Capital Corporate Investors and President of Babson Capital Participation Investors, both NYSE-listed closed-end bond funds, from 2009 to 2016. Mr. Klofas is a Director of PeoplesBank, a Massachusetts-charted mutual bank, since 2017; was a Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies from 2016 until the company was sold in 2017; and was a Director of Glynlyon Holding Company, a provider of web-based educational content and curriculum for public school districts, from 2016 to 2019.

Ted R. North.  Mr. North was appointed to the Board of Directors of the Company in connection with the closing of the Merger in February 2015. Mr. North previously served as a director of Legacy Dawson from August 2008 until February 2015. Mr. North was a partner at Grant Thornton LLP from August 1987 to his retirement on July 31, 2008. He served as the Managing Partner and in other positions of responsibility in the Midland, Texas and Oklahoma City offices of Grant Thornton. He is a Certified Public Accountant with over 30 years of public accounting experience.

Retiring Directors

Wayne A. Whitener.  Effective June 30, 2019, Mr. Wayne A. Whitener, Executive Vice Chairman of the Company, retired from his position as an officer and employee of the Company and resigned from the Company’s Board of Directors. Information regarding his retirement can be found on the Company’s Form 8-K dated June 30, 2019 under Item 5.02 and Exhibit 10.2.

William J. Barrett.  Mr. Barrett, who has been a Director of the Company since 1980, will not seek an additional term as Director and will retire following the Annual Meeting. Mr. Barrett will serve as a Director Emeritus after the expiration of his term as Director as described below.

Gary M. Hoover, Ph.D.  Dr. Hoover, who was appointed to the Board of Directors of the Company in connection with the closing of the Merger in February 2015, and previously served as a director of Legacy Dawson since December 2002, will not seek an additional term as Director and will retire following the Annual Meeting. Dr. Hoover will serve as a Director Emeritus after the expiration of his term as Director as described below.

The Company thanks Messrs. Whitener and Barrett, and Dr. Hoover for their dedicated service to, and guidance of, the Company during their time on the Board of Directors.

Director Emeritus

In order to provide continued access to their specialized knowledge and expertise concerning the Company, the Board of Directors has requested and Mr. Barrett and Dr. Hoover have agreed that they will each serve as a Director Emeritus after the expiration of his term as Director until the next annual meeting of shareholders. As a Director Emeritus, Mr. Barrett and Dr. Hoover will be invited to attend all meetings of the Board of Directors and participate in board discussions, but they will not be entitled to vote on any matters. Each of Mr. Barrett and Dr. Hoover will be entitled to receive a cash fee of $3,000 for each board meeting they attend and cash compensation of $24,000 annualy up to a maximum of $36,000 per year during their term as Director Emeritus.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

“Independent” Directors

Messrs. Cooper, Klofas, North and Vander Ploeg qualify as “independent” in accordance with the published listing requirements of The NASDAQ Stock Market (“NASDAQ”). Further, during 2019 and currently, each of the members of the Audit Committee, Compensation Committee and Nominating Committee, as applicable, qualified as “independent” in accordance with the NASDAQ listing requirements. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In addition, during 2019 and currently, each of the members of the Audit Committee and Compensation Committee of our Board of Directors qualified as “independent” under special standards established by the Securities and Exchange Commission (“SEC”) for members of such committees. The Audit Committee includes at least one member who is determined by our Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent” director. Mr. North is the independent director who has been determined to be the audit committee financial expert, based on the Board’s qualitative assessment of Mr. North’s level of knowledge, experience (as described above in his biographical statement) and formal education. The designation does not impose on Mr. North any duties, obligations or liabilities that are greater than those that are generally imposed on him as a member of the Audit Committee and the Board of Directors, and Mr. North’s designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

Meetings and Committees of Directors

During the year ended December 31, 2019, the Board of Directors held four regularly scheduled meetings and one additional meeting. All of our current directors attended the regularly scheduled meetings.

Audit Committee.  The Audit Committee is a standing committee of the Board of Directors. The functions of the Audit Committee are to determine whether our management has established internal controls which are sound, adequate and working effectively; to ascertain whether our assets are verified and safeguarded; to review and approve external audits; to select, engage and supervise our independent public accountants; and to determine and approve the fees paid to the independent public accountants. During 2019, the members of the Audit Committee were Messers. North (Chair),  Barrett, and Vander Ploeg.

The Audit Committee operates under a written charter adopted by the Board of Directors that is periodically reviewed, updated and approved by the Audit Committee. The Board of Directors approved the Audit Committee Charter effective as of February 11, 2015 in connection with the Merger, and has subsequently updated, reviewed, and approved the charter. The Audit Committee Charter was most recently reviewed by the Audit Committee on October 29, 2019, and minor updates were made. The Audit Committee Charter is posted on our website at www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section.

The Audit Committee Report for the year ended December 31, 2019 is included in this Proxy Statement beginning on page 32.

Compensation Committee.  The Compensation Committee is a standing committee of the Board of Directors. The primary function of the Compensation Committee is to determine that compensation for our officers is competitive and enables the Company to motivate and retain the talent needed to lead and grow our business. During 2019, the members of the Compensation Committee were Dr. Hoover (Chair), and Messers. Cooper and Klofas.

The Compensation Committee operates under a written charter adopted by the Board of Directors that is periodically reviewed, updated and approved by the Compensation Committee. The Board of Directors approved the Compensation Committee Charter effective as of February 11, 2015 in connection with the Merger. The charter is posted on our website at www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section.

The Compensation Committee Report for the year ended December 31, 2019 is included in this Proxy Statement on page 17.

Nominating Committee.  The Nominating Committee is a standing committee of the Board of Directors. During 2019, the members of the Nominating Committee were Messrs. Cooper (Chair), Klofas, and Vander Ploeg. The primary function of the Nominating Committee is to determine the slate of director nominees for election to our Board of Directors. The Nominating Committee considers candidates recommended by our shareholders, directors, officers and outside sources, and considers each nominee’s personal and professional integrity, experience, skills, ability, and willingness to devote the time and effort necessary to be an effective board member with the commitment to acting in the best interests of the Company and our shareholders. While the Company has no specific diversity policy, the Nominating Committee gives consideration to having an appropriate mix and diversity of backgrounds, skills and professional experiences on our Board of Directors, the qualifications that the Committee believes must be met by prospective nominees, qualities or skills that the Committee believes are necessary for one or more of our directors to possess, and standards for the overall structure and composition of our Board of Directors. The same criteria would be evaluated with respect to candidates recommended by shareholders.

In accordance with our Bylaws, shareholders who wish to have their nominees for election to the Board of Directors considered by the Nominating Committee must submit such nomination to our Secretary for receipt not less than 60 days nor more than 90 days prior to the anniversary date of the date on which the Company first mailed its proxy materials for the preceding annual meeting of shareholders. Pursuant to our Bylaws, the notice of nomination is required to contain certain information about both the nominee and the shareholder making the nomination, including information sufficient to allow the independent directors to determine if the candidate meets the criteria for Board of Director membership. A nomination that does not comply with the above procedure will be disregarded.

The Nominating Committee operates under a written charter adopted by the Board of Directors. The Board of Directors approved the Nominating Committee Charter effective as of February 11, 2015 in connection with the Merger. The charter is posted on our website at www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section.

During 2019, the Board of Directors held five meetings, the Audit Committee held six meetings, the Compensation Committee held two meetings, and the Nominating Committee held three meetings. Each of the directors attended 75% or more of the total meetings of the Board of Directors and all of the committees on which they served during 2019.

Director Qualifications

The following is a brief discussion of the experience, qualifications, attributes and skills that led us to the conclusion that our nominees for director should serve as Directors for the Company: For our Chairman of the Board, President and Chief Executive Officer, Mr. Jumper, his leadership qualities, technical expertise and long experience in the seismic industry. For Mr. Vander Ploeg, his extensive experience in investment banking and expertise with mergers and acquisitions. For Mr. Cooper, his significant experience in management in the seismic division of a major oil company. For Mr. Klofas, his extensive knowledge and experience in capital markets and his broad business evaluation experience. For Mr. North, his significant accounting and auditing expertise and experience.

Board Leadership Structure

Currently our Chairman of the Board of Directors is Mr. Stephen C. Jumper, the Company’s President and Chief Executive Officer. The Board of Directors believes that the determination of whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate should be based on the composition, skills and experience of the Board of Directors and its members and governance efficiency. Based on these factors, the Board of Directors has determined that having Mr. Jumper serve as Chief Executive Officer and Chairman is in the best interest of the Company, and that such arrangement makes the best use of Mr. Jumper’s unique skills and experience with the Company and his long experience in the seismic industry to act as the representative of the Company.

Following the Merger in February of 2015,  the Board of Directors established the position of Lead Director. The Lead Director is appointed annually by the Board if the Chairman of the Board is not an independent director. Since our Chairman is also a member of management, the Board of Directors has appointed Mr. Mark A. Vander Ploeg,  an independent director, as Lead Director. The responsibilities of the Lead Director include:

•	Approving Board meeting agendas and consulting with the Chairman on information provided to the Board of Directors;

•	Calling meetings of non‑management directors and setting agendas for executive sessions;

•	Presiding at all Board meetings at which the Chairman is not present, including executive sessions of the non‑employee directors;

•	Overseeing Board and director evaluations;

•	Approving the retention of consultants who report directly to the Board of Directors;

•	Facilitating communication between the directors and the Chief Executive Officer, and communicating the directors’ perspectives and consensus view to the Chief Executive Officer;

•	Assisting the Board of Directors and officers in assuring compliance with and implementation of our governance principles;

•	Ensuring that the Board of Directors is at least two‑thirds independent and that key committees are independent; and

•	Performing such other functions as the independent directors may designate from time to time.

Board of Directors’ Role in Risk Oversight

The Board of Directors is generally responsible for risk oversight. Management has implemented internal processes to identify and evaluate the risks inherent in the Company’s business and to assess the mitigation of those risks. Our Board of Directors’ leadership structure, including the Audit Committee’s responsibility to oversee any significant financial risk exposures and our practice of a high degree of interaction between our directors and members of senior management, facilitates and provides this oversight function. Management reports either to the Audit Committee or the full Board of Directors, depending on the type of risk involved, regarding the identified risks and the mitigation strategies planned or in place to address such risks.

DIRECTOR COMPENSATION

For services performed in 2019, each non‑employee director received fees of $75,000, consisting of $29,250 representing quarterly cash payments of approximately $7,300, and stock grants with a value of $45,750. In addition, members of the Audit Committee received stock grants and cash payments totaling $18,000, with the Chairman receiving an additional $6,000 in stock grants and cash. Members of the Compensation Committee received stock grants and cash totaling an additional $6,000. The Lead Director received stock grants and cash totaling an additional $12,000. We also reimburse reasonable expenses incurred by our directors in attending meetings and other company business. None of the reimbursements for our non‑employee directors exceeded the $10,000 threshold in 2019, and consequently, are not included in the table below.

Directors who are also full‑time officers or employees of the Company receive no additional compensation for serving as directors. During 2019, Mr. Jumper and Mr. Whitener were the only members of our Board of Directors who were also executive officers of the Company. Compensation for each is set forth under “Compensation Discussion and Analysis” and “Executive Compensation,” below.

The table below summarizes the total compensation paid to or earned by each of our non‑employee directors during the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards	All Other Compensation	Total
Mark A. Vander Ploeg	$51,750	$53,250	$-	$-	$105,000
William J. Barrett	42,750	50,250	-	-	93,000
Craig W. Cooper	33,750	47,250	-	-	81,000
Gary M. Hoover, Ph.D.	33,750	47,250	-	-	81,000
Michael L. Klofas	33,750	47,250	-	-	81,000
Ted R. North	47,250	51,750	-	-	99,000

(1)

The amounts in this column reflect the dollar amount the Company recognized as an expense with respect to stock awards for financial statement reporting purposes during the year ended December 31, 2019, in accordance with ASC 718.

(2)

For the year ended December 31, 2019, the directors listed in the above table earned the following grants of stock from the 2016 Plan (as defined below): Mr. Vander Ploeg –  21,433, Mr. Barrett – 20,227, Mr. Cooper – 19,022, Dr. Hoover – 19,022,  Mr. Klofas – 19,022, and Mr. North – 20,830.

EXECUTIVE OFFICERS

The following individuals, except for Mr. Wayne A. Whitener, are currently serving as executive officers of the Company. Mr. Whitener retired from the Company on June 30, 2019.

Name	Age	Position
Stephen C. Jumper	58	Chairman of the Board, President and Chief Executive Officer
James K. Brata	64	Chief Financial Officer, Executive Vice President, Secretary and Treasurer
C. Ray Tobias	62	Chief Operating Officer and Executive Vice President
James W. Thomas	66	Chief Technology Officer and Executive Vice President
Wayne A. Whitener	68	Retired Executive Vice Chairman

Biographical information for Mr. Jumper is included above under “Directors”.

James K. Brata.  Mr. Brata was named Executive Vice President, Chief Financial Officer and Treasurer in connection with the closing of the Merger in February 2015. Effective May 5, 2016, Mr. Brata was also named Secretary of the Company. Mr. Brata joined Legacy TGC in 2008 in the capacity of Vice President. Mr. Brata served as Vice President, Chief Financial Officer, Secretary and Treasurer of Legacy TGC from March 2009 until February 2015. Prior to joining Legacy TGC, Mr. Brata served in a variety of capacities at Fortune 500 and other publicly traded companies, and was a consultant with KPMG LLP and Coopers & Lybrand, now PricewaterhouseCoopers LLP. Mr. Brata holds a B.S. degree in Accounting, an M.B.A. in Finance, and is a Certified Public Accountant.

C. Ray Tobias.  Mr. Tobias was appointed as Executive Vice President and Chief Operating Officer of the Company in connection with the closing of the Merger in February 2015. Mr. Tobias supervises client relationships and survey cost quotations to clients. Mr. Tobias joined Legacy Dawson in 1990, and was elected Vice President in September 1997, and Executive Vice President and Director in January 2001. He has served on the Board of Directors of the International Association of Geophysical Contractors and is Past President of the Permian Basin Geophysical Society. Prior to joining Legacy Dawson, Mr. Tobias was employed by Geo‑Search Corporation, where he was an operations supervisor.

James W. Thomas.  Mr. Thomas was appointed as Executive Vice President and Chief Technology Officer in connection with the closing of the Merger in February 2015. Mr. Thomas holds a B.S. and M.S. in Physics. Prior to joining Legacy Dawson in 2002, Mr. Thomas worked for Phillips Petroleum. He is a recognized leader in the geophysical sector for the innovation and application of 3D seismic acquisition and specialized processing techniques. Mr. Thomas holds patents in seismic data acquisition and processing and has published his concepts and methods. He is a member of the Society of Exploration Geophysicists, the Geophysical Society of Oklahoma City, and Sigma Pi Sigma (Physics Honor Society).

Wayne A. Whitener.  Mr. Whitener was a Director of the Company from 1984 until his retirement and was named Executive Vice Chairman in connection with the closing of the Merger in February 2015. Mr. Whitener joined Legacy TGC in 1983 and served as its President from 1986 to 1996 and as its Chief Executive Officer from 1996 to February 2015. Mr. Whitener served as a Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, from 2008 until the company was sold in September 2017, and has served as a Director of Chase Packaging Corporation, a development stage company, since 2009. Mr. Whitener retired from the Company effective at the close of business on June 30, 2019.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The Compensation Committee seeks to fairly compensate our employees in a manner consistent with market practices, and reward them for achieving financial results that ultimately lead to sustained financial strength and long‑term shareholder value.

In this compensation discussion and analysis, the executive officers named below who are current and former employees are referred to as the “Named Executive Officers.”

Name	Position
Stephen C. Jumper	Chairman of the Board, President and Chief Executive Officer
James K. Brata	Chief Financial Officer, Executive Vice President, Secretary and Treasurer
C. Ray Tobias	Chief Operating Officer and Executive Vice President
James W. Thomas	Chief Technology Officer and Executive Vice President
Wayne A. Whitener	Retired Executive Vice Chairman

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation for executive officers must be competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company, reward successful performance and closely align the interests of our executives with the Company. The ultimate objective of our compensation program is to improve the intrinsic value of the Company and long‑term shareholder value.

In setting compensation levels, the Compensation Committee evaluates both individual performance and the financial performance of the Company. The review of executive officers’ performance includes a mix of financial and non‑financial measures. In addition to business results, employees are expected to uphold a commitment to integrity, maximize the development of each individual, and continue to improve the quality of the Company’s services and operations.

In order to continue to attract and retain the best employees, the Compensation Committee believes the executive compensation packages provided to the Company’s executives, including the Named Executive Officers, should include both cash and stock‑based compensation. The Compensation Committee and the Chief Executive Officer (“CEO”) compare the Company’s compensation practices to general industry comparative parameters, but do not formally benchmark officer compensation against any peer group.

Competitive Considerations

We believe competition for talented employees goes well beyond the seismic industry to include oil and gas companies, development companies and oilfield service companies. Many of the companies with whom we compete for top level talent are larger and have more financial resources than we do. Both our Compensation Committee and CEO consider known information regarding the compensation practices of likely competitors, to the extent that such information is available from public sources, to form a general understanding of our competitors’ current compensation practices when reviewing and setting the compensation of all our officers, including the Named Executive Officers.

Role of Chief Executive Officer in Compensation Decisions

On an annual basis, our CEO reviews the performance of each of the other Named Executive Officers and, based on this review, makes recommendations to the Compensation Committee with respect to the compensation for each of the Named Executive Officers, excluding himself. Our CEO considers internal pay equity issues, individual contribution and performance, competitive pressures and Company performance in making his recommendations to the Compensation Committee. The Compensation Committee has the final authority to act on our CEO’s recommendations which are not binding on the Compensation Committee. The Compensation Committee may accept or adjust such recommendations at its discretion. The Compensation Committee has the sole responsibility for evaluating the compensation of our CEO.

Establishing Executive Compensation

Consistent with our compensation objectives, the Compensation Committee has structured our annual and long‑term incentive‑based executive compensation in a manner intended to attract and retain the best talent, reward financial success and closely align executives’ interests with the Company’s interests. In setting the compensation, the Compensation Committee reviews total direct compensation for each of the Named Executive Officers, which includes salary, short‑term cash incentives and long‑term equity incentives. The appropriate level and mix of incentive compensation is not based upon a formula, but is a subjective determination made by the Compensation Committee. We do not have a policy of stock ownership requirements. We have employment contracts for our Named Executive Officers as described below in “Employment Agreements,” and, subject to the Employment Agreements, equity issued pursuant to the Dawson Geophysical Company 2016 Stock and Performance Incentive Plan (the “2016 Plan”), is subject to accelerated vesting as described below in “Executive Compensation — Potential Payments Upon a Change of Control or Termination.”

The Compensation Committee reviews compensation matters from time to time during the year. The Compensation Committee typically recommends the accrual of amounts for the cash bonus and profit sharing plan shortly prior to or during the first quarter of a fiscal year and then recommends the allocation of the accrued amounts (i.e., to the extent such amounts are earned) in the first quarter of the following fiscal year. The Compensation Committee sets both Company and individual performance targets for our performance‑based incentive plan. In addition, the Compensation Committee generally performs its annual review of officer salaries during the middle of each fiscal year.

Elements of Compensation

The components of compensation for our Named Executive Officers include the following elements:

Element	Form of Compensation	Purpose
Base Salary	Cash	Provide competitive, fixed compensation to attract and retain executive talent.
Short-Term Incentive	Cash Bonus, Profit Sharing and Performance-Based Incentive Plan	Create a strong financial incentive for achieving financial success and for the competitive retention of executives.
Long-Term Equity Incentive	Restricted Stock or Restricted Stock Unit Grants	Provide incentives to strengthen alignment of executive team interests with Company and shareholder interests, reward long-term achievement and promote executive retention.
Health, Retirement and Other Benefits	Eligibility to participate in plans generally available to our employees, including 401(k); Health; Life Insurance and Disability Plans	Plans are part of broad-based employee benefits.

Base Salary

The Compensation Committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. We do not have a formal salary program with salary grades or salary ranges. Instead, salary increases are awarded periodically based on individual performance, when appropriate, under the relevant economic conditions. The Compensation Committee determines the base salary of each Named Executive Officer based on his position and responsibility. During its review of base salaries for executives, the Compensation Committee primarily considers the internal value of the position relative to other positions, external value of the position or comparable position, individual performance and ability to represent our Company’s values. For Named Executive Officers other than the CEO, the Compensation Committee also considers the recommendations of the CEO. The Compensation Committee typically considers base salary levels annually as part of its performance review and, from time to time, upon a promotion or other change in job responsibilities.

Short‑Term Incentive Compensation

The Compensation Committee believes short‑term incentive compensation is a critical element of executive compensation in order to attract and retain high quality executives, officers and employees and provide further incentives to such executives, officers and employees to maximize the Company’s annual financial performance and thereby increase shareholder value. Historically, our short‑term incentive compensation for executives consisted of participation in our profit sharing program and discretionary cash bonuses.

We have, from time to time, used discretionary cash bonuses to meet market and competitive demands. Discretionary bonus amounts have been based upon a variety of factors, including perceived competitive pressures, base salary, internal value of the position and seniority. All of our Named Executive Officers received a discretionary bonus during the years ending December 31, 2019, 2018 and 2017.

Beginning in fiscal 2014, executives became eligible to participate in our performance‑based incentive plan, known as the 2014 Annual Incentive Plan (the “2014 Plan”), which was approved by the Board of Directors and adopted on November 19, 2013 by the Compensation Committee. Under the 2014 Plan, the payment of performance‑based cash incentives may be made to participating employees, including the Named Executive Officers, based on the achievement of Company‑wide targets related to EBITDA (the “Company goal”) for the relevant year and the attainment of personal goals to be established for each participating employee (“personal goals”). Accordingly, the 2014 Plan is designed to align the efforts and results of individual employees with the Company’s financial business objectives, and rewards and recognizes participating employees when the Company and the participating employee perform at or above expected levels.

Actual incentive amounts paid to the Named Executive Officers may be more or less than the target incentive amounts based on the level of attainment of the Company goal and personal goals. Incentive amounts are first determined based upon the level of attainment of the Company goal. The incentive amount paid to a participating employee is then adjusted to reflect the attainment of personal goals by increasing or decreasing the incentive amount within a range of 25% to 125%.

The Compensation Committee has delegated to Mr. Jumper the authority to determine the final incentive amounts that are payable to participating employees (other than Mr. Jumper) based upon criteria set forth in the 2014 Plan. The Compensation Committee has retained the authority to determine the final incentive amount payable to Mr. Jumper based upon the criteria set forth in the 2014 Plan. The 2014 Plan was suspended in 2017 and will remain suspended until such time as reinstated by the Compensation Committee.

Long‑Term Equity Incentive Compensation

The Compensation Committee believes that in order to align the interests of the executive officers and its shareholders, such officers should own a meaningful amount of its Common Stock. In order to reach this objective and to retain its executives, the Company has historically granted and continues to grant long‑term equity‑based awards pursuant to various long-term equity incentive plans. Since the date of the effectiveness of the 2016 Plan on May 5, 2016, the Company has issued new grants of stock-based awards pursuant to such plan on an exclusive basis. The awards outstanding and available under the 2016 Plan and their associated accounting treatment are discussed below.

2016 Plan.  The 2016 Plan became effective on May 5, 2016. The 2016 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights (SARs), Common Stock, restricted stock, restricted stock units, cash awards, performance awards and other awards which may be granted singly, in combination or in tandem, and which may be awarded to our officers, non‑employee directors, employees (including any employee who is also a director or officer) and consultants. Our Compensation Committee selects the employees and consultants to whom the awards will be granted and determines the number and type of awards to be granted to such individuals. Our Board of Directors selects the non‑employee directors eligible to whom awards will be granted and determines the number and type of award to be granted to such individuals. All of our employees, non‑employee directors and consultants are eligible to receive awards under the 2016 Plan.

Stock Options.  The Compensation Committee may grant awards in the form of an option, which may be an incentive stock option or a nonqualified stock option. Stock options are rights to purchase a specified number of shares of Common Stock at a specified price. The grant price of an option may not be less than the fair market value of the Common Stock subject to such option on the grant date. The term of the option may not extend more than 10 years after the grant date. Options may not include provisions that reload the option upon exercise. Similarly, options may not be repriced or otherwise modified in any way that would constitute a reduction in the grant price associated with such options. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any options awarded pursuant to the 2016 Plan, including the grant price, the term of the options, the number of shares subject to the option and the date or dates upon which they become exercisable, will be determined by the Compensation Committee.

Stock Appreciation Rights.  The Compensation Committee may grant awards in the form of stock appreciation rights. A stock appreciation right is a right to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of such stock appreciation right. On the grant date, the grant price of a stock appreciation right may be not less than the fair market value of the Common Stock subject to such stock appreciation right. The holder of a tandem stock appreciation right may elect to exercise either the option or the stock appreciation right, but not both. The exercise period for a stock appreciation right will extend no more than 10 years after the grant date. Stock appreciation rights may not include provisions that reload the stock appreciation right upon exercise. Similarly, stock appreciation rights may not be repriced or otherwise modified in any way that would constitute a reduction in the grant price associated with such stock appreciation rights. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any stock appreciation rights awarded pursuant to the 2016 Plan, including the grant price, the term of any stock appreciation rights, and the date or dates upon which they become exercisable, will be determined by the Compensation Committee.

Stock Awards.  The Compensation Committee may grant awards in the form of shares of Common Stock or stock units, including an award of restricted stock or restricted stock units. Common Stock consists of shares that are transferred or sold by the Company without restriction and not subject to a substantial risk of forfeiture. Restricted stock are shares of Common Stock that are transferred or sold by the Company and are subject to a substantial risk of forfeiture, restrictions on transferability and any other restrictions determined by the Compensation Committee. Restricted stock units are stock units that are subject to a substantial risk of forfeiture, restrictions on transferability and any other restrictions determined by the Compensation Committee. Dividend or dividend equivalent rights may be granted or made with respect to restricted stock or restricted stock units as applicable; provided that, no such dividend or dividend equivalent rights will be paid with respect to unvested performance awards.

Cash Awards.  The Compensation Committee may grant awards in the form of cash awards, which are awards denominated and payable in cash.

Performance Awards.  The Compensation Committee may grant awards in the form of a performance award. A performance award is an award that is subject to the attainment of one or more performance goals. The terms, conditions and limitations applicable to any performance awards granted to participants pursuant to the 2016 Plan will be determined by the Compensation Committee, subject to the limitations set forth below. Any stock award granted to employees which is a performance award will have a minimum restriction period of 12 months from the grant date, provided that the Compensation Committee may provide for earlier vesting upon a termination of employment by reason of death, disability, layoff, retirement or change in control. The Compensation Committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of performance awards that will be paid out to the participant and/or the portion of an award that may be exercised.

Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies for annual compensation in excess of $1 million paid to our CEO and certain other executive officers (“covered employees”) for this purpose. However, for 2017 and prior years, any compensation paid to our CEO and covered employees that met the requirements of qualified performance-based compensation under Section 162(m) of the Internal Revenue Code was not subject to this deduction limitation. Under tax reform introduced in 2017 (the “2017 Tax Act”), effective for our taxable year beginning January 1, 2018, the exception under Section 162(m) of the Internal Revenue Code for performance-based compensation is no longer available, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017. In addition, the 2017 Tax Act expanded the executives covered under Section 162(m) of the Internal Revenue Code to include our Chief Financial Officer, and implemented that once one of our Named Executive Officers is considered a covered employee, such Named Executive Officer will remain a covered employee so long as he receives compensation from us.

For periods after 2017, it is expected that any compensation deductions (other than grandfathered amounts) for any individual who is a covered employee in 2017 or any later year will be subject to a $1 million annual deduction limitation. Although the deductibility of compensation is a consideration evaluated by the Compensation Committee, the Compensation Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation for the covered employees is not material relative to the benefit of being able to attract and retain talented management. Accordingly, the Compensation Committee will continue to retain the discretion to pay compensation that is in excess of the $1 million deductibility limit.

The 2016 Plan authorizes the issuance of 1,000,000 shares of Common Stock. The 2016 Plan will terminate on May 5, 2026. No awards may be made under the 2016 Plan after its expiration date, but awards prior thereto may extend beyond that date.

In the event of a “change of control” and except as otherwise provided in an award agreement or applicable employment agreement, the Compensation Committee, acting in its discretion, will effect one or more of the following alternatives, which may vary among individual participants and which may vary among awards held by any individual participant: (i) provide for the substitution of a new award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Compensation Committee determines) for an award or the assumption of the award, (ii) provide for acceleration of the vesting and exercisability of, or lapse of restrictions, in whole or in part, with respect to, the award and, if the transaction is a cash merger, provide for the termination of any portion of the award that remains unexercised at the time of such transaction, or (iii) cancel any such awards and deliver to the participants cash in an amount that the Compensation Committee will determine in its discretion is equal to the fair market value of such awards on the date of such event, which in the case of options or stock appreciation rights will be the excess of the fair market value of shares on such date over the exercise or grant price of such award. All stock options and stock appreciation rights will remain exercisable until (i) the expiration of the term of the award or, (ii) if the participant should die before the expiration of the term of the award, until the earlier of: (x) the expiration of the term of the award or (y) two years following the date of the participant’s death. The 2016 Plan defines a “change of control” as, except as otherwise reflected in an award agreement, occurring when (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the total voting power of the Company’s then outstanding securities; (ii) the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election unless a majority of the new members of the Board were recommended or approved by majority vote of members of the Board of Directors immediately prior to such shareholders’ meeting; (iii) the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation; or (iv) the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person. The change of control definition under Section 409A of the Internal Revenue Code will apply to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code in the event an award under the 2016 Plan is subject to Section 409A of the Internal Revenue Code.

In addition, our form stock option, restricted stock and restricted stock unit agreements also provide for accelerated vesting upon death or termination of a participant’s employment due to disability or if a participant’s employment is terminated by the Company for reasons other than “cause” (as defined in the agreement). Stock options which are accelerated under this provision may be exercised in whole or in part until their expiration pursuant to the terms of the stock option agreement or the 2016 Plan.

Health, Retirement and Other Benefits

401(k) Plan.  We include a 401(k) plan as part of our employee benefits package in order to retain quality personnel. This plan is a tax‑qualified retirement savings plan under which all employees, including the Named Executive Officers, are able to contribute to the plan the lessor of up to 100% of their annual eligible compensation or the limits prescribed by the Internal Revenue Service on a pre‑tax or Roth after‑tax basis. During fiscal 2019, we elected to match 100% of employee contributions up to a maximum of 6% of the participant’s gross eligible compensation or the limits prescribed by the Internal Revenue Service. Our matching contributions for all of our employees during fiscal 2019 were approximately $1,340,000. All contributions to the plan, as well as our matching contributions, are fully vested upon contribution.

Health, Life and Disability Insurance.  We offer major medical, dental and vision insurance to all eligible employees. We also provide the following other insurance benefits to the majority of our salaried employees, including the Named Executive Officers:

•	Life and accidental death and dismemberment insurance — up to two times annual earnings with limitations based on age and a maximum benefit of $400,000; and

•	Long‑term disability — 60% of monthly earnings up to $10,000 per month.

Executive Benefits and Perquisites

We provide our Named Executive Officers with perquisites and other personal benefits that are believed to be reasonable and consistent with the overall compensation program to better enable us to attract and retain superior employees for key positions. Our Compensation Committee reviews and, when appropriate, adjusts the levels of these perquisites and other personal benefits provided to the Named Executive Officers on an annual basis.

Employment Agreements

In connection with the execution of the Merger Agreement, the Company entered into employment agreements (each, as amended, an “Employment Agreement” and collectively, the “Employment Agreements”) with each of the Named Executive Officers that set forth the terms and conditions of each executive’s employment. Each Employment Agreement became effective on February 11, 2015 upon the consummation of the Merger and remained in effect for a term of three years thereafter, which automatically extends for one additional calendar year on each anniversary of the effective date of the Employment Agreement (unless either the Company or the applicable executive provides written notice of the intent to not extend the Employment Agreement). As a result of this automatic extension, the term of each current Employment Agreement is a rolling three‑year period, renewed on each anniversary of the effective date of such Employment Agreement. The current three-year term of each of the Employment Agreements runs from February 11, 2020 to February 10, 2023, subject to the other provisions of the agreements. The annual base salary of each of our Named Executive Officers for 2019 pursuant to his respective Employment Agreement is set forth below:

Name	Base Salary
Stephen C. Jumper	$600,000
James K. Brata	350,000
C. Ray Tobias	400,000
James W. Thomas	264,500
Wayne A. Whitener (retired)	350,000

Each Employment Agreement provides that if the executive officer’s employment is terminated, he will receive any accrued and unpaid base salary as of the effective date of his termination and any employment benefits that have fully accrued and vested but have not been paid, in each case, as of the effective date of the termination of his employment and otherwise in accordance with applicable law. Further, if, during the term of the Employment Agreement, the executive officer’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement) or by the Executive for “good reason” (as defined in the Employment Agreement): (i) the executive will receive severance payments in an amount equal to the continuation of the executive’s then‑current base salary for the remainder of the term of the Employment Agreement, payable in equal bi‑weekly payments in accordance with the Company’s payroll practices, (ii) all award agreements in effect between the Company and the executive under any equity compensation plan maintained by the Company will become automatically fully vested and exercisable, (iii) the executive will be entitled to a lump sum payment equal to the cost to the executive under COBRA to extend his then‑current group health plan benefits for 18 months following the date of termination, (iv) the executive will be entitled to a lump sum payment equal to the prorated amount of the bonus, if any, the executive was eligible to earn pursuant to the Company’s annual incentive plan or similar arrangement, during the calendar year or fiscal year, as applicable, of his termination and (v) if the Company was providing the executive with an automobile, the executive may, for ten dollars ($10) of consideration paid to the Company, cause the Company to (x) transfer the title of such automobile to the executive, if such automobile is owned by the Company, or (y) assign the executive the Company’s right, title and interest in such automobile’s lease, if such automobile is leased by the Company. Each Employment Agreement also provides the executive with additional benefits if the Executive is terminated without “cause” or the executive terminates his employment for “good reason” within the 12 month period immediately following a “change of control” which is defined in a manner consistent with the “change of control” definition under the 2016 Plan described above. These additional benefits are further discussed below under “Executive Compensation — Potential Payments Upon a Change of Control or Termination”.

In addition, the Employment Agreements contain customary provisions relating to confidentiality, non‑solicitation, non‑competition and non‑disparagement.

In connection with Mr. Whitener’s retirement, the Company and Mr. Whitener entered into a letter agreement (the “Whitener Letter Agreement”) to amend Mr. Whitener’s employment agreement. Under the terms of the Whitener Letter Agreement, Mr. Whitener continues to receive payments equal to his current base salary through February 11, 2022.

Role of Shareholder Say‑on‑Pay Votes

In May 2019, the Company held a shareholder advisory vote on the compensation of its Named Executive Officers as described in the 2019 Proxy Statement, commonly referred to as a say‑on‑pay vote. The shareholders approved the Named Executive Officers’ compensation, with approximately 67% of the shares present in person or represented by proxy and entitled to vote at the 2019 annual meeting voting in favor of the say‑on‑pay resolution. As the Company evaluated its compensation practices and talent needs throughout 2019, it was mindful of the support shareholders expressed for its pay for performance compensation philosophy. As a result, following its annual review of executive compensation, the Compensation Committee decided to maintain a consistent approach to executive compensation that rewards senior executives for delivering value for shareholders. In addition, the Compensation Committee considered ways to strengthen the pay for performance culture at the Company.

COMPENSATION COMMITTEE REPORT

To the Shareholders of Dawson Geophysical Company:

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis, above, with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

April 24, 2020	Submitted by the Compensation Committee of the Board of Directors

Gary M. Hoover, Ph.D. (Chairman)
Craig W. Cooper
Michael L. Klofas

EXECUTIVE COMPENSATION

The following narrative, tables and footnotes describe the “total compensation” earned during the years ended December 31, 2019, 2018 and 2017 by our Named Executive Officers. The total compensation presented below in the Summary Compensation Table does not reflect the actual compensation received by our Named Executive Officers in such fiscal years.

The individual components of the total compensation reflected in the Summary Compensation Table are broken out below:

Salary — The table reflects base salary earned during the years ending December 31, 2019, 2018 and 2017. See “Compensation Discussion and Analysis — Establishing Executive Compensation — Base Salary.”

Bonus — See “Compensation Discussion and Analysis — Establishing Executive Compensation — Short‑Term Incentive Compensation.”

Stock Awards — The awards disclosed under the heading “Stock Awards” consist of grants of restricted stock and restricted stock units to our Named Executive Officers. See also “Compensation Discussion and Analysis —  Establishing Executive Compensation — Long‑Term Equity Incentive Compensation.”

Option Awards — The awards disclosed under the heading “Option Awards” consist of a grant of stock options to our Named Executive Officers. See “Compensation Discussion and Analysis — Establishing Executive Compensation — Long‑Term Equity Incentive Compensation.”

All Other Compensation — The column reflects all compensation not reported in the other columns of the Summary Compensation Table other than perquisites and other personal benefits with an aggregate value for a Named Executive Officer of less than $10,000.

Summary Compensation Table

The following table sets forth information concerning the compensation of our Named Executive Officers for services to the Company during the years ended December 31, 2019, 2018 and 2017:

				Stock	Option	All other
Name and Principal Position	Year	Salary	Bonus (1)	Awards (2)	Awards (2)	Compensation (3)	Total
Stephen C. Jumper	2019	$599,999	$11,572	$-	$-	$32,401	$643,972
Chief Executive Officer and President	2018	576,576	5,787	255,420	-	37,901	875,684
	2017	446,451	4,460	95,160	-	34,643	580,714
James K. Brata	2019	349,999	6,783	-	-	19,905	376,687
Executive Vice President, Chief Financial	2018	323,076	3,392	148,995	-	19,744	495,207
Officer, Secretary and Treasurer	2017	249,039	2,431	59,475	-	18,339	329,284
C. Ray Tobias	2019	400,000	7,744	-	-	31,494	439,238
Executive Vice President and Chief	2018	380,427	3,873	148,995	-	33,980	567,275
Operating Officer	2017	308,640	3,056	59,475	-	31,951	403,122
James W. Thomas	2019	264,501	5,187	-	-	26,894	296,582
Executive Vice President and Chief	2018	259,856	2,570	106,425	-	25,901	394,752
Technology Officer	2017	225,357	2,238	59,475	-	25,257	312,327
Wayne A. Whitener (retired)	2019	185,096	-	-	-	189,329	374,425
Former Executive Vice Chairman	2018	395,433	3,901	49,665	-	21,098	470,097
	2017	342,932	3,396	19,825	-	21,692	387,845

(1)

The amounts shown in this column represent discretionary cash bonus payments paid in 2019, 2018 and 2017, as described above in “Compensation Discussion and Analysis — Establishing Executive Compensation — Short‑Term Incentive Compensation”.

(2)

The amounts shown in this column represent the aggregate grant date fair value of the stock based awards granted to the Named Executive Officers computed in accordance with ASC Topic 718. For a discussion of valuation assumptions, see Note 8 to our audited financial statements included in our 2019 Annual Report on Form 10‑K for the assumptions made in our valuation.

(3)

The amounts shown in this column includes the matching contributions under our 401(k) plan for the following Named Executive Officers for the years ending December 31, 2019, 2018 and 2017, respectively: Mr. Jumper – $16,800, $16,500 and $16,200; Mr. Brata – $16,800, $16,500 and $15,100; Mr. Tobias – $16,800, $16,500 and $16,100; Mr. Thomas – $15,000, $14,700 and $13,700; and Mr. Whitener – $11,900, $16,500 and $16,200.

(4)

Mr. Whitener received $185,096 in salary prior to his retirement effective June 30, 2019 and, under the terms of the Whitener Letter Agreement, received $175,000 in severance payments from July 1, 2019 through December 31, 2019.

Outstanding Equity Awards At December 31, 2019

The following table provides information regarding the value of all unexercised options and unvested restricted stock and restricted stock units previously awarded to our Named Executive Officers. The Board of Directors approved a 5% stock dividend (or 0.05 share for each share outstanding) (the “Stock Dividend”) on the outstanding shares of our common stock on May 1, 2018. The Stock Dividend was paid on May 29, 2018 to shareholders of record on May 14, 2018. All share and per share information in this proxy for prior years has been retroactively adjusted to reflect the Stock Dividend.

	Stock Awards
Name	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested (1)
Stephen C. Jumper	25,200	$60,480	(2)
	36,000	86,400	(3)

James K. Brata	15,750	37,800	(2)
	21,000	50,400	(3)

C. Ray Tobias
	15,750	37,800	(2)
	21,000	50,400	(3)

James W. Thomas
	15,750	37,800	(2)
	15,000	36,000	(3)

Wayne A. Whitener	-	-

(1)	The market value was computed by multiplying the closing market price of the Common Stock at December 31, 2019 ($2.40) by the number of restricted stock or restricted stock units that have not vested.
(2)	Vests on 08/10/20.
(3)	Vests on 05/30/21.

Stock Vested for Year Ended December 31, 2019

The following table provides information with respect to the restricted stock units held by our current Named Executive Officers that vested during the year ended December 31, 2019. No stock options held by the Named Executive Officers were exercised during the year ended December 31, 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Stephen C. Jumper	60,375	$233,349
James K. Brata	22,575	87,252
C. Ray Tobias	31,500	121,748
James W. Thomas	22,575	87,252
Wayne A. Whitener	41,650	149,847

Grants of Plan‑Based Awards

During the year ended December 31, 2019, there were no stock grants to any of our Named Executive Officers.

Pension Benefits

Our only retirement plan for our employees, including our Named Executive Officers, is our 401(k) plan. We do not have a defined benefit pension plan in which our Named Executive Officers are eligible to participate.

Non‑Qualified Deferred Compensation

We do not have a non‑qualified deferred compensation plan.

Potential Payments Upon a Change of Control or Termination

The award agreements under the 2016 Plan generally permit accelerated vesting of awards in the event of a change of control or upon termination of employment for reasons other than cause, or termination of employment due to death or disability. The Employment Agreements limit the extent to which such accelerated vesting will apply for the Named Executive Officers. Under the Employment Agreements, if a Named Executive Officer’s employment is terminated by the Company without “cause”, by the Executive for “good reason” or due to “disability” (as each such term is defined in the Employment Agreement), whether before or after a change of control, accelerated vesting and exercisability of the Named Executive Officer’s currently outstanding awards under the 2016 Plan will occur. Similarly, in the event of a Named Executive Officer’s death, the award agreements under the 2016 Plan will provide for such accelerated vesting and exercisability. The Employment Agreements also provide for severance, bonus payments and other compensation, all as described above under “Compensation Discussion and Analysis — Establishing Executive Compensation — Employment Agreements,” in the event that a Named Executive Officer’s employment is terminated by the Company without “cause” or by the executive for “good reason.” Further, in the event of a “change in control” of the Company that results in the termination of the executive’s employment by the Company without “cause” or by the executive for “good reason” within 12 months of the change in control, the executive would be entitled to receive two times the stated amounts for severance payments, bonus payments and COBRA benefits.

For the definition of “change of control” as defined under the 2016 Plan see “Compensation Discussion and Analysis — Establishing Executive Compensation — Long‑Term Equity Incentive Compensation.” The definition of “change of control” under the Employment Agreements is defined in a manner consistent with the 2016 Plan.

To describe the payments and benefits that are triggered for each change of control and/or event of termination, we have created the following table estimating the payments and benefits that would be paid to our Named Executive Officers under each element of our compensation program assuming that such executive’s employment was terminated and/or there was a change in control on December 31, 2019, the last day of our 2019 fiscal year. In all cases, the amounts were valued as of December 31, 2019, based upon, where applicable, an estimated fair value of our Common Stock of $2.40 per share. The amounts in the following table are calculated as of December 31, 2019 pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Executive	Salary (1)	Bonus (2)	Vesting of stock awards	Vesting of option awards (3)	All other benefits and perquisites (4)	Total
Stephen C. Jumper
Termination Without Cause/With Good Reason	$1,269,231	$-	$146,880	$-	$19,548	$1,435,659
CIC Termination	2,538,462	-	146,880	-	39,096	2,724,438
CIC Without Termination	-	-	-	-	-	-
Disability	300,000	-	146,880	-	6,516	453,396
Death	-	-	146,880	-	-	146,880
James K. Brata
Termination Without Cause/With Good Reason	740,385	-	88,200	-	37,422	866,007
CIC Termination	1,480,770	-	88,200	-	47,844	1,616,814
CIC Without Termination	-	-	-	-	-	-
Disability	175,000	-	88,200	-	3,474	266,674
Death	-	-	88,200	-	-	88,200
C. Ray Tobias
Termination Without Cause/With Good Reason	846,154	-	88,200	-	34,548	968,902
CIC Termination	1,692,308	-	88,200	-	54,096	1,834,604
CIC Without Termination	-	-	-	-	-	-
Disability	200,000	-	88,200	-	6,516	294,716
Death	-	-	88,200	-	-	88,200
James W. Thomas
Termination Without Cause/With Good Reason	559,519	-	73,800	-	42,036	675,355
CIC Termination	1,119,038	-	73,800	-	69,072	1,261,910
CIC Without Termination	-	-	-	-	-	-
Disability	132,250	-	73,800	-	9,012	215,062
Death	-	-	73,800	-	-	73,800

(1)

Pursuant to letter agreements entered into on April 15, 2020, which provide for certain salary reductions for each Named Executive Officer during an adjustment period commencing March 30, 2020 and ending February 11, 2023, in the event of such Named Executive Officer’s termination without cause, for good reason or under certain circumstances following a change of control, in each case during such adjustment period, the severance benefits payable to such Named Executive Officer will be based on the base salary amount in effect immediately prior to such adjustment period. Further information regarding the 2020 letter agreements can be found on the Company’s Form 8-K dated April 21, 2020.

(2)	Our Named Executive Officers were not eligible for any cash bonus payments with respect to the year ended December 31, 2019 under the 2014 Plan.
(3)	All option awards held by our Named Executive Officers are fully vested.
(4)	All other benefits and perquisites include COBRA benefits as set forth in the Employment Agreements and automobile perquisites, as applicable.
(5)	Under the terms of the Whitener Letter Agreement, Mr. Whitener continues to receive payments equal to his current base salary ($350,000) through February 11, 2022.

COMPENSATION POLICIES AND PRACTICES AND RISK MITIGATION

The Compensation Committee periodically reviews the Company’s compensation policies and practices to ensure that they do not encourage excessive risk‑taking. The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2019, our Compensation Committee was composed of Dr. Hoover and Messers. Cooper and Klofas. No member of the Compensation Committee during 2019 was a current or former officer or employee of the Company. None of our executives served on the board of directors or on the compensation committee of any other entity, for which any officers of such other entity served either on our Board of Directors or on our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics, our Audit Committee charter, the procedures described below with respect to director and officer questionnaires and the other procedures described below.

Our code of business conduct and ethics provides that directors, officers and employees must avoid situations that involve, or could appear to involve, “conflicts of interest” (refer to Conflicts of Interest section below) with regard to the Company’s interest. Exceptions may only be made after review of fully disclosed information and approval of specific or general categories by senior management (in the case of employees) or the Board of Directors (in the case of officers or directors). Any employee, officer or director who becomes aware of a conflict or potential conflict of interest should bring the matter to the attention of a supervisor or other appropriate personnel.

Based on these reviews, our Board of Directors has determined that the Company did not engage in any new transactions during the year ended December 31, 2019 with related persons which would require disclosure under Item 404 of Regulation S‑K as adopted by the SEC, and there are currently no such proposed transactions.

Indemnification Agreements

We have entered into indemnification agreements (each, individually, an “Indemnification Agreement,” and collectively, the “Indemnification Agreements”) with each of our current directors and executive officers (each, individually, an “Indemnitee,” and collectively, the “Indemnitees”). Pursuant to the Indemnification Agreements, we agreed to indemnify each Indemnitee to the fullest extent permitted by applicable law against any and all expenses arising from any Proceeding (as defined in the Indemnification Agreements) in which an Indemnitee was, is or will be involved as a party or otherwise by reason of any Indemnitee’s service as, or actions taken while (i) a director or officer of the Company or (ii) at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Following a request by an Indemnitee, we are required to advance (within five days of receipt of such request) to such Indemnitee any and all expenses relating to the Indemnitee’s defense of such Proceeding, subject to the Indemnitee’s compliance with certain provisions of the Texas Business Organizations Code (“TBOC”).

Our obligation to provide indemnification under the Indemnification Agreements is subject to a determination in accordance with Section 8.103(a)(1) or (2) of the TBOC.

Any costs and expenses that an Indemnitee is entitled to under the Indemnification Agreements will not be exclusive to any other rights to which the Indemnitee may currently or in the future be entitled under any provision of applicable law, our amended and restated certificate of formation, our amended and restated Bylaws or otherwise. We are not required to indemnify an Indemnitee to the extent such indemnification conflicts with Texas law.

Each of the Indemnification Agreements will continue until the earlier of (i) the sixth (6th) anniversary after the Indemnitee has ceased to occupy the position or have the relationships described in the Indemnification Agreement that qualifies the Indemnitee for indemnification or (ii) the final termination of all Proceedings with respect to the Indemnitee commenced in such six (6) year period.

Conflicts of Interest

Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics, our Audit Committee charter, the procedures described below with respect to director and officer questionnaires and the other procedures described below.

Our code of business conduct and ethics provides that directors, officers and employees must avoid situations that involve, or could appear to involve, “conflicts of interest” with regard to the Company’s interest. Exceptions may only be made after review of fully disclosed information and approval of specific or general categories by senior management (in the case of employees) or the Board of Directors (in the case of officers or directors). Any employee, officer or director who becomes aware of a conflict or potential conflict of interest should bring the matter to the attention of a supervisor or other appropriate personnel.

A “conflict of interest” exists when a person’s private interest interferes in any way with the interests of the Company. Conflicts of interest generally interfere with the person’s effective and objective performance of his or her duties or responsibilities to the Company. Our code of business conduct and ethics sets forth several examples of how conflicts of interest may arise, including when:

•	a director, officer or employee or members of their immediate family, receive improper personal benefits because of their position with the Company;

•	the Company gives loans, or guarantees obligations of directors, officers, employees or their immediate family members; or

•	the director, officer, employee or their immediate family members use Company property or confidential information for personal use.

Our Audit Committee also has the responsibility, according to its charter, to review, assess, and approve or disapprove conflicts of interest and related‑party transactions.

Each year we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with the solicitation of proxies for use at our annual general meeting of members. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our Proxy Statement or Annual Report.

In addition, we annually review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our Proxy Statement or Annual Report.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2019. See information regarding material features of the plans in Note 8, “Stock‑Based Compensation” to the Financial Statements included in our Annual Report on Form 10‑K for the year ended December 31, 2019.

Number of
	Securities to be			Number of Securities
	Issued Upon			Remaining Available
	Exercise or	Weighted Average		for Future Issuance
	Vesting of	Exercise Price		Under the Equity
	Outstanding	of Outstanding		Compensation Plan
	Options,	Options,		(Excluding Securities
	Warrants and	Warrants and		Reflected in
Plan Category	Rights	Rights		Column (a))
(a)
2016 Plan
Equity compensation plan approved by security holders	410,100	$—	(1)	330,861
Equity compensation plans not approved by security holders	—	—		—
Total	410,100	$—		330,861

(1)	Restricted stock unit awards have no exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock, as of April 13, 2020, by beneficial owners of more than five percent of our Common Stock, each of our directors and executive officers individually and all executive officers and directors as a group.

Name	Amount and Nature of Beneficial Ownership		Percent of Class (1)
SECURITY OWNERSHIP OF 5% HOLDERS
Gate City Capital Management, LLC / Michael Melby	2,463,137	(2)	10.58%
Salem Investment Counselors Inc	1,941,600	(3)	8.34%
Dimensional Fund Advisors LP	1,797,233	(4)	7.72%
Renaissance Technologies, LLC	1,755,263	(5)	7.54%
Ameriprise Financial Inc / Columbia Management Investment Advisors, LLC	1,675,461	(6)	7.19%
Grace & White Inc.	1,321,741	(7)	5.68%
SECURITY OWNERSHIP OF MANAGEMENT
William J. Barrett	864,676	(8)	3.71%
Stephen C. Jumper	245,316		1.05%
C. Ray Tobias	125,070		*
James K. Brata	70,337		*
Craig W. Cooper	87,252		*
Gary M. Hoover	84,371		*
Ted R. North	79,393		*
Mark A. Vander Ploeg	62,073	(9)	*
James W. Thomas	71,595		*
Michael L Klofas	33,833		*
Total Management Ownership	1,723,916		7.40%

* Indicates less than 1% of the outstanding shares of Common Stock.

(1)	As of April 13, 2020, there were 23,287,410 shares of Common Stock outstanding. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.
(2)	As reported on Schedule 13G/A filed with the SEC on April 9, 2020. The filing person's address is 425 S. Financial Place, Suite 910A, Chicago, Illinois 60605.
(3)	As reported on Schedule 13G/A filed with the SEC on February 14, 2020. The filing person’s address is P.O. Box 25427, Winston-Salem, North Carolina 27114.
(4)	As reported on Schedule 13F-HR filed with the SEC on February 14, 2020. The filing person’s address is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(5)	As reported on Schedule 13G/A filed with the SEC on February 13, 2020. The filing person’s address is 800 Third Avenue, New York, NY 10022.
(6)

As reported on Schedule 13G  filed with the SEC on February 14, 2020.  The shares listed have shared voting and investment power between Ameriprise Financial Inc. and Columbia Management Investment Advisers, LLC. The filing persons’ addresses are 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474 and 225 Franklin St., Boston, Massachusetts 02110, respectively.

(7)	As reported on Schedule 13G/A filed with the SEC on February 3, 2020. The filing person’s address is 515 Madison Avenue, Suite 1700, New York, NY 10022.
(8)	Includes 78,166 shares of Common Stock owned by Mr. Barrett’s wife. Mr. Barrett has disclaimed beneficial ownership of these shares.
(9)	Includes 36,792 shares of Common Stock held through the Hermosa Trust.

2019 PAY RATIO DISCLOSURE

In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010, we calculated a reasonable estimate of the ratio of the annual total compensation of Stephen C. Jumper, our Chairman, President and Chief Executive Officer, to the annual total compensation of our median employee in 2019.

For purposes of determining our CEO pay ratio, we are permitted to use the same median employee for up to three years, provided there is no material change to the employment population or change in employee compensation arrangements that would significantly impact our pay ratio disclosure. After reviewing data related to our employees and employee compensation, we determined that there were no changes to our employee population or our employee compensation arrangements in the past year that would significantly impact our pay ratio in 2019 as compared to 2018 or 2017. When determining the median employee for the 2017 pay ratio the median fell between two employees. We selected the employee with the higher wages for the 2017 pay ratio calculation. The employee that was selected for the 2017 pay ratio was terminated during 2018 and, therefore, cannot be used for the 2018 pay ratio. The other median employee from 2017 is still employed and worked for us for all of 2018 and 2019. Therefore, in accordance with the relevant rules, we elected to use this same median employee determined in 2017 for our 2018 and 2019 pay ratio calculation.

To determine the population of our workforce, in accordance with Item 402(u), we included all full-time, part-time, temporary and seasonal employees. The date of employment we selected was December 8, 2017. We believe that the use of annualized gross wages is the best consistently applied compensation measure of our workforce, of whom the majority are hourly workers. We annualized all full-time workers who were hired during 2017. We did not exclude any employees other than Mr. Jumper from our population.

After applying the methodology described above, our median employee was a U.S. full-time hourly worker on one of our land survey crews, whose total annual compensation using the Summary Compensation Table requirements was $41,367  for the year ended December 31, 2019. Mr. Jumper’s compensation found in the Summary Compensation Table on page 18 was  $643,972. Therefore, our CEO to median employee pay ratio is 16:1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PROPOSAL 2:

AMENDMENT TO THE COMPANY’S 2016 STOCK AND PERFORMANCE INCENTIVE PLAN

We are requesting that our shareholders vote in favor of approving the amendment to the 2016 Plan, which amendment would be reflected in an amended and restated version of the 2016 Plan. The 2016 Plan, as amended and restated, is referred to as the “Restated 2016 Plan” in this proxy statement. Upon recommendation of the Company’s Compensation Committee, the Board of Directors of the Company has adopted the Restated 2016 Plan, subject to shareholder approval.

The 2016 Plan was approved by our shareholders on May 5, 2016 and originally authorized the issuance of 1,000,000 shares of Common Stock, which authorized amount has been increased to 1,050,000 as a result of the Stock Dividend (it being understood that the Stock Dividend has been deemed to apply to all shares under all awards that were granted under the 2016 Plan prior to the Stock Dividend for purposes of maintaining records of the remaining shares of Common Stock for usance under the 2016 Plan).  As of April 24, 2020, 337,869 shares of Common Stock remained available for future issuance under the 2016 plan. If the Restated 2016 Plan is approved by our shareholders, the number of shares of Common Stock authorized for issuance as long-term incentive compensation to our employees, consultants and non-employee directors will increase by 1,000,000 shares relative to the 2016 Plan. This increase will cause the total aggregate number of shares of Common Stock reserved under the Restated 2016 Plan to be 2,050,000 shares (i.e., with such shares being comprised of the 1,050,000 shares originally reserved with respect to the 2016 Plan plus the 1,000,000 additional shares that would be reserved with respect to the Restated 2016 Plan). If the Restated 2016 Plan is approved by our shareholders, the termination date of the Restated 2016 Plan would be extended by 10 years from the date on which the Restated 2016 Plan was adopted by the Board of Directors of the Company.

A summary description of the material features of the Restated 2016 Plan is set forth below. The Restated 2016 Plan document is attached to this proxy statement as Appendix A and is incorporated by reference into this proposal.

Introduction

Purpose.  The purpose of the Restated 2016 Plan is to further the interests of the Company, its subsidiaries, if any, and its shareholders by providing incentives in the form of awards to employees, consultants and non-employee directors who can contribute materially to the success of the Company and its subsidiaries. These awards are intended to recognize and reward outstanding performances and individual contributions and give participants in the Restated 2016 Plan an interest in the Company that is intended to be parallel to that of the shareholders in order to enhance the proprietary and personal interest of such participants in the Company's continued success and progress. The Restated 2016 Plan is also intended to support the Company's and its subsidiaries' ongoing efforts to attract and retain such employees, consultants and non-employee directors.

General.  Awards to participants under the Restated 2016 Plan may be made in the form of stock options, stock appreciation rights, stock awards in the form of Common Stock or stock units, including restricted stock or restricted stock units, cash awards, or performance awards based on objective performance goals pre-established by the Compensation Committee (collectively "Awards").

Shares Subject to the Restated 2016 Plan.  The Restated 2016 Plan provides for the award of up to 2,050,000 shares of the Company's Common Stock, all of which may be available for issuance of Awards of incentive stock options. The shares of Common Stock to be delivered under the Restated 2016 Plan may be made from (i) authorized but unissued shares of Common Stock, (ii) shares of Common Stock held in the treasury of the Company, or (iii) previously issued shares of Common Stock reacquired by the Company, including Common Stock purchased on the open market. The aggregate number of shares under the Restated 2016 Plan, the number of shares covered by each outstanding Award, the exercise price or other price of such Awards, the Fair Market Value (as defined below) or other price determinations of such Awards and the Award limitations are subject to adjustment in the event of a stock split, recapitalization or capital reorganization or certain other corporate transactions, dividends and distributions. Shares of Common Stock underlying Awards that are forfeited, terminated, settled in cash in lieu of Common Stock, exchanged for Awards that do not involve Common Stock, expire unexercised or are utilized for the payment of any exercise price or tax withholding with respect to any Award become immediately available for additional Awards under the Restated 2016 Plan.

Administration and Eligibility

Administration.  The Compensation Committee generally has the authority to administer the Restated 2016 Plan; provided that the Board of Directors has such authority with respect to Awards that are granted to non-employee directors under the Restated 2016 Plan. Thus, although the summary described herein is generally limited to the Compensation Committee's administration of the Restated 2016 Plan, such summary may be applied to the Board of Directors with respect to Awards granted to non-employee directors. The Compensation Committee selects the employees and consultants to whom Awards will be granted and determines the number, type and the other terms and conditions of Awards to be granted to such individual, including, but not limited to, the term of the Awards, the effect of a leave of absence or termination of employment or service relationship of the holders of the Awards. In addition, the Compensation Committee has the power to interpret and construe the Restated 2016 Plan and the Award agreements thereunder and reconcile any inconsistency, defect or omission therein, as well as to make all other determinations, perform all acts and exercise all powers and authority necessary or advisable for administering the Restated 2016 Plan. Furthermore, the Compensation Committee, in its discretion, may accelerate vesting of an Award or waive any restriction or other provision in the Restated 2016 Plan or any Award agreement thereunder. The Compensation Committee may delegate its authority in a manner that is not contrary to applicable law.

Eligibility.  All employees, non-employee directors and consultants of the Company and its subsidiaries will be eligible to receive Awards under the Restated 2016 Plan if it is approved by shareholders. No determination has been made as to which of those eligible employees, non-employee directors and consultants will receive grants under the Restated 2016 Plan, and therefore, the benefits to be allocated to any individual or to any group of employees, consultants and non-employees are not presently determinable.

Awards Agreements

Each Award may be embodied in an agreement containing such terms, conditions and limitations as determined by the Compensation Committee. Awards may be granted singly in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the Restated 2016 Plan or any other employee benefit plan of the Company. All or part of an Award may be subject to conditions established by the Compensation Committee, including continuous service with the Company, achievement of specific business objectives and other comparable measurements of performance.

Features of Awards

Employee Awards.  The type of Awards to employees that may be made under the Restated 2016 Plan are as follows:

Stock Options.  The Compensation Committee may grant an Award in the form of a stock option. Stock options are rights to purchase a specified number of shares of Common Stock at a specified price. In the case of an option granted to an employee, such option may be either an incentive stock option under Section 422 of the Internal Revenue Code (the "Code") or a nonqualified stock option. The Compensation Committee determines the exercise price, whether the stock option is intended to qualify as an incentive stock option under the Code and other provisions not inconsistent with the Restated 2016 Plan. The exercise price of a stock option will not be less than the "Fair Market Value" of the Common Stock subject to such option at the date of grant. "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) (A) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there will have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Compensation Committee, the price prevailing on the exchange at the time of exercise or other relevant time (as determined under procedures established by the Compensation Committee), (B) if shares of Common Stock are not so listed but are quoted by The Nasdaq Stock Market, Inc., the mean between the highest and lowest sales price per share of Common Stock reported on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc., or, if there will have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Compensation Committee, the price prevailing as quoted by The Nasdaq Stock Market, Inc. at the time of exercise, (C) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations will be available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated or (D) if shares of Common Stock are not publicly traded, an amount determined by the Compensation Committee by taking into account all factors the Compensation Committee deems appropriate, including, without limitation, the reasonable valuation requirements of Section 409A of the Code. The term of an option will not exceed 10 years from the date of grant. Options may not be repriced and may not include provisions that reload the option upon exercise; provided that certain modifications to an option's exercise price may be made in connection with a stock split, recapitalization or capital reorganization or certain other corporate transactions.

Stock Appreciation Rights ("SARs").  The Compensation Committee may grant an Award in the form of a SAR. A SAR is a right to receive an amount equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the grant price of the SAR. The grant price for a SAR will not be less than the Fair Market Value of the Common Stock subject to the SAR on the date of grant. The term of the SAR will not exceed 10 years from the date of grant. SARs may not be repriced and may not include provisions that reload any SAR upon exercise; provided that certain modifications to a SAR's grant price may be made in connection with a stock split, recapitalization or capital reorganization or certain other corporate transactions.

Stock Awards.  The Compensation Committee may grant stock awards. Such stock awards may be in the form of (i) restricted stock, which are grants of shares of Common Stock that are subject to restrictions that lapse upon the vesting of such Awards, (ii) Common Stock, which are grants of shares that are not subject to any restriction and (iii) restricted stock units, which are rights that entitle the grantee to receive Common Stock upon the vesting of such Awards. Such Awards may be subject to such terms, conditions and limitations, not inconsistent with the Restated 2016 Plan, as may be determined by the Compensation Committee.

Cash Awards.  The Compensation Committee may grant cash awards. Cash awards are Awards denominated and payable in cash. Such Awards may be subject to such terms, conditions and limitations, not inconsistent with the Restated 2016 Plan, as may be determined by the Compensation Committee.

Performance Awards.  Any Award available under the Restated 2016 Plan may be made as a performance award. A performance award is an Award that is subject to the attainment of one or more pre-established performance goals.

A performance goal may be based on one or more business criteria that apply to the participant, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Compensation Committee, by comparison with a peer group of companies. A performance goal may include one or more of the following: increased revenue; net income measures; stock price measures; market share; earnings per share; earnings before interest, taxes, depreciation and amortization ("EBITDA"); economic value added ("EVA"); cash flow measures (including net cash flow and net cash flow before financing activities), return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); expense measures (including, but not limited to, finding and development costs, overhead cost and general and administrative expense); margins; shareholder value; total shareholder return; proceeds from dispositions; production volumes; and corporate value measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

In prior fiscal years, compensation in excess of $1 million paid to any one of certain key employees in a taxable year was deductible only if it was “performance-based compensation” within the meaning of Section 162(m) of the Code. The 2016 Plan permitted, but did not require, the Compensation Committee to structure any performance award as qualified performance-based compensation within the meaning of Section 162(m) of the Code. Under tax reform introduced in 2017 (the “2017 Tax Act”), effective January 1, 2018, the exception under Section 162(m) of the Code for performance-based compensation is no longer available, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017.

Award Limits.  No employee may be granted, during any calendar year, options or SARs that are exercisable for more than 100,000 shares of Common Stock. No employee may be granted, during any calendar year, (i) cash awards or other Awards that may be settled solely in cash, (ii) or stock awards, in each case, having a value determined on the grant date in excess of $750,000.

Consultant Awards.  The Compensation Committee will have the sole responsibility and authority to determine the type or types of Awards to be made to a consultant under the Restated 2016 Plan and the terms, conditions and limitations applicable to such Awards.

Non-employee Director Awards.  Awards to non-employee directors may be in the form of options, SARs, stock awards or performance awards. The Board of Directors may grant options to non-employee directors; provided that the options granted to non-employee directors will not be incentive stock options. The Board of Directors may grant SARs and stock awards to non-employee directors. Additional terms, conditions and limitations applicable to any SAR or stock award granted to a non-employee director pursuant to the Restated 2016 Plan, including the grant price, the term and the dates upon which they become exercisable, if the Award is an SAR, or including but not limited to rights to dividend equivalents, if the Award is a stock award, will be determined by the Board of Directors. The Board of Directors may also grant performance awards to non-employee directors. Additional terms, conditions and limitations applicable to any performance award granted to a non-employee director pursuant to the Restated 2016 Plan, as well as performance goals and the value and amount of performance awards, will be determined by the Board of Directors. Non-employee directors may not be granted, during any fiscal year, options or SARs (including performance awards) that are exercisable for more than 100,000 shares of Common Stock. No non-employee director may be granted, during any calendar year, (i) cash awards or other Awards that may be settled solely in cash, or (ii) stock awards, in each case, having a value determined on the grant date in excess of $750,000.

Payment of Awards.  Payment made to a participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof. The Compensation Committee may provide for the payment of dividends on shares of Common Stock granted in connection with Awards or dividend equivalents with respect to any shares of Common Stock subject to an Award that have not actually been issued under the Award; provided that in no event shall dividends or dividend equivalents be granted in connection with any option or SAR.

Change of Control.  Upon a change in control, the Compensation Committee, acting in its discretion, will effect one or more of the following alternatives, which may vary among individual participants and which may vary among Awards held by any individual participant: (i) provide for the substitution of a new award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, (ii) provide for acceleration of the vesting and exercisability of, or lapse of restrictions, in whole or in part, with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (iii) cancel any such Awards and deliver to the participants cash in an amount that the Compensation Committee will determine in its discretion is equal to the Fair Market Value of such Awards on the date of such event, which in the case of options or SARs will be the excess of the Fair Market Value of shares on such date over the exercise or grant price of such Award.

Repayment/Forfeiture of Awards.  Any Award will be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the Award.

Duration; Plan Amendments.  The Restated 2016 Plan has a term of 10 years from the date on which the Restated 2016 Plan was adopted by the Board of Directors of the Company. The Board of Directors may at any time amend, modify, suspend or terminate the Restated 2016 Plan, but in doing so cannot adversely affect any outstanding Award without the grantee's written consent or make any amendment without shareholder approval, to the extent such shareholder approval is required by applicable law or the exchange upon which the shares are traded.

Federal Income Tax Consequences

Set forth below is a brief summary of the federal income tax consequences of Awards under the Restated 2016 Plan. This summary is based upon the current provisions of the Code, existing final and proposed Treasury regulations promulgated under the Code, administrative rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought a ruling from the Internal Revenue Service, which is referred to as the "IRS," with respect to any of the tax matters discussed below, and the IRS would not be precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below. Different or additional rules may apply to participants who are subject to income tax in a foreign jurisdiction and/or are subject to state or local income tax in the United States. As a result, this summary is not a complete description of the applicable tax consequences, and it is subject to any changes in applicable tax rules. Each participant should rely on his or her own tax advisers regarding federal income and other tax treatment under the Restated 2016 Plan.

The Restated 2016 Plan will not be qualified under Section 401(a) of the Code.

Nonqualified Stock Options.  An optionee will not recognize any income for federal income tax purposes upon the grant of a nonqualified stock option (i.e., an option that is not intended to comply with Section 422 of the Code). Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received, determined as of the date of exercise, over the exercise price paid for such shares. The basis of shares of Common Stock transferred to an optionee upon the exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any taxable income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares of Common Stock acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.

Incentive Stock Options.  No income will be recognized by an optionee for federal income tax purposes upon the grant or generally, at the time of exercise of an incentive stock option (i.e., an option that is intended to comply with Section 422 of the Code). However, the exercise of an incentive stock option will result in an item of income for purposes of the "alternative minimum tax" in an amount equal to the excess of the fair market value of the transferred shares of Common Stock at the time of exercise of the option over the price paid for such shares. The basis of shares of Common Stock transferred to an optionee upon exercise of an incentive stock option is the price paid for the shares.

The optionee will recognize taxable income in the year in which the shares of Common Stock underlying the incentive stock option are sold or otherwise disposed. Sales and dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or disposition is made more than two years from the option grant date and more than one year from the exercise date. If the optionee sells or disposes of the shares of Common Stock in a qualifying disposition, any gain recognized by the participant on such sale or disposition will be a long-term capital gain, and the Company will not be entitled to an income tax deduction.

If either of the two holding periods described above is not satisfied, then a disqualifying disposition will occur. If the optionee makes a disqualifying disposition of the shares of Common Stock that have been acquired through the exercise of the incentive stock option, the optionee will include as ordinary income and the Company will be entitled to an income tax deduction (subject to the limitations described below) for the taxable year in which the sale or disposition occurs an amount equal to the lesser of: (i) the excess of the fair market value of such shares on the option exercise date over the exercise price paid for the shares or (ii) the amount realized on the sale or disposition over the exercise price paid for the shares.

SARs.  The recipient will not be subject to any federal income tax consequences upon the grant of SARs. Generally, the recipient will recognize ordinary income upon the exercise of SARs in an amount equal to the amount of cash received and/or the fair market value of any shares acquired pursuant to the exercise.

Stock Awards — Restricted Stock.  If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the recipient will not recognize income for federal income tax purposes at the time of the Award unless the recipient affirmatively elects within 30 days after the date the restricted stock is granted to include the fair market value of the shares of Common Stock subject to the Award (as of the date of the Award), less any amount paid for the shares, in gross income for the year of the Award pursuant to Section 83(b) of the Code. In the absence of this election, the recipient will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. If a Section 83(b) election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a recipient on shares of restricted stock before the expiration of the restricted period will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b) of the Code. If the recipient has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the recipient.

Stock Awards — Restricted Stock Units.  There are no federal income tax consequences to the recipient upon the award of restricted stock units. Generally, the recipient will recognize ordinary income upon the transfer of shares of Common Stock (or cash if applicable) in satisfaction of an award of restricted stock units in an amount equal to the fair market value of the shares (or cash if applicable) so transferred. In addition, a recipient will generally recognize ordinary income upon the payment of any cash dividend equivalents or other cash distributions paid in relation to an award of restricted stock units in an amount equal to the cash received.

Stock Awards — Unrestricted Grants.  A grant of shares of Common Stock that is not subject to vesting restrictions will result in taxable income for federal income tax purposes to the recipient at the time of grant in an amount equal to the fair market value of the shares less any amount paid by the recipient to acquire such shares.

Cash Awards.  Cash awards are ordinary income to the recipient for federal income tax purposes at the time of payment. The recipient will have ordinary income equal to the amount of cash paid.

Withholding and Deductions; Limits on Deductibility; Excise Taxes

Withholding and Deductions.  Generally, a participant's ordinary income is subject to applicable withholding taxes, to the extent the participant is an employee. In general, a federal income tax deduction is allowed to the Company in an amount equal to the ordinary income recognized by a participant with respect to Awards under the Restated 2016 Plan; provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable and that the Company satisfies any withholding obligation with respect to such income.

Section 162(m).  As discussed above, Section 162(m) of the Code may limit the Company's ability to deduct compensation in excess of $1 million to certain key employees subject to Section 162(m) of the Code, unless the excess amounts satisfy the requirements for (i) "qualified performance-based compensation" and (ii) certain transition relief for grandfathered arrangements in effect as of November 2, 2017.

Change of Control.  The acceleration of the exercisability or the vesting of a grant or Award upon the occurrence of a change of control may result in an "excess parachute payment" within the meaning of Section 280G of the Code. A "parachute payment" occurs when an officer or highly compensated individual (or other individual subject to Section 280G) receives payments contingent upon a change of control that exceed an amount equal to three times his or her "base amount." The term "base amount" generally means the average annual compensation paid to such individual during the five-year period preceding the change of control. An "excess parachute payment" is the excess of all parachute payments made to the individual on account of a change of control over the individual's base amount. If any amount received by such individual is characterized as an excess parachute payment, the individual is subject to a 20% excise tax on the amount of the excess, and the Company is denied a deduction with respect to such excess.

Section 409A.  Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (i) the timing of payment, (ii) the advance election of deferrals and (iii) restrictions on changes to the time of payment. Failure to comply with Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant's income. The Company intends to structure Awards under the Restated 2016 Plan in a manner that is designed to be exempt from or in compliance with Section 409A.

Recommendation and Required Affirmative Vote

The affirmative vote of the holders of a majority of our Common Stock entitled to vote and who do vote (in person (via the live audio webcast) or by proxy) at the Annual Meeting is required for approval of the proposal to approve the Restated 2016 Plan. Our Board of Directors believes that the Restated 2016 Plan is in the best interests of the Company and our shareholders.

Our Board of Directors unanimously recommends that you vote FOR the amendment to the 2016 Stock and Performance Incentive Plan.

PROPOSAL 3:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected RSM US LLP (“RSM”) for appointment as our independent registered public accounting firm for the fiscal year ending December 31, 2020, subject to ratification by the shareholders. RSM has served as our independent registered public accounting firm since fiscal year ending December 31, 2016.

Representatives of RSM are expected to be present (via the live audio webcast) at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Our Board of Directors unanimously recommends that you vote FOR the appointment of RSM US LLP as our independent registered public accountants for the fiscal year ending December 31, 2020.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The following table presents the aggregate fees billed by the independent registered accounting firm RSM for professional services rendered for the audits of our annual financial statements and audit‑related fees, for the years ended December 31, 2019 and 2018, respectively:

	2019	2018
Audit Fees (1)	$610,000	$627,000
All other fees (2)	-	26,700
Total fees	$610,000	$653,700

(1)

Audit fees for professional services rendered in connection with the audit of the Company’s annual financial statements for the years ended December 31, 2019 and 2018, and the reviews of the financial statements included in the Company’s quarterly reports.

(2)	All other fees consist of miscellaneous fees billed for other services.

The Audit Committee’s policy on pre‑approval of fees and other compensation paid to the independent registered accounting firm requires the Audit Committee to approve all services and fees of the principal independent accountant prior to commencement of any services. The Audit Committee pre‑approved fees for all audit and non‑audit services provided by the independent registered accounting firm during the years ended December 31, 2019 and 2018. All of the work performed in auditing our financial statements for the last two years by the principal independent accounting firm RSM, has been performed by their full‑time, permanent employees.

AUDIT COMMITTEE REPORT

To the Shareholders of Dawson Geophysical Company:

It is the responsibility of the members of the Audit Committee to contribute to the reliability of the Company’s financial statements. In keeping with this goal, the Board of Directors adopted a written charter for the Audit Committee, which is posted on the Company’s website at www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section. The Audit Committee reviewed its charter during 2019 and minor updates were made and approved by the Board of Directors. The Audit Committee held six meetings during 2019. The members of the Audit Committee are independent directors.

The Audit Committee reviews management’s overview of the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the Audit Committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report and to assist the Board of Directors with oversight of the following:

•	integrity of the Company’s financial statements;

•	compliance by the Company with standards of business ethics and legal and regulatory requirements;

•	qualifications and independence of the Company’s independent auditors; and

•	performance of the Company’s independent auditors.

The Audit Committee does not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the quarterly and annual financial statements, including the quality of accounting principles with management and the independent accountants. The Audit Committee (i) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2019 with the Company’s management and with the Company’s independent auditors; (ii) discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect; and (iii) received the written disclosures and the letter from the Company’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with the Company’s independent auditors the independent auditors’ independence.

Audit and audit‑related fees billed to the Company by RSM related to their audit of the Company’s year ended December 31, 2019 included audit of the Company’s annual financial statements, the review of those financial statements included in the Company’s quarterly reports of Form 10‑Q and the audit of our internal controls over financial reporting totaled approximately $610,000.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements for the year ended December 31, 2019 be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2019.

April 24, 2020	Submitted by the Audit Committee of the Board of Directors

Ted R. North (Chairman)
William J. Barrett
Mark A. Vander Ploeg

PROPOSAL 4:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This advisory vote on executive compensation, referred to as the “say‑on‑pay” vote, gives shareholders the opportunity to express their views on our Named Executive Officers’ compensation, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S‑K. Shareholders may vote for or against the approval of the Company’s executive compensation, or they may abstain from voting on this proposal.

As described in detail in our Compensation Discussion and Analysis beginning on page 10, the primary objectives in designing our executive compensation program are to attract, retain and motivate the talent needed to lead and grow the Company, reward successful performance and more closely align executives’ interests with those of the Company and its shareholders. The ultimate objective of our compensation program is to improve the intrinsic value of the Company and long‑term shareholder value.

We encourage you to review the compensation tables and the narrative disclosures on compensation in this Proxy Statement. In addition, we encourage you to read the section above entitled “Compensation Discussion and Analysis,” which discusses in detail how our executive compensation program implements our compensation philosophy. The Compensation Committee and the Board of Directors believe that our executive compensation program is effective in implementing our compensation philosophy and in achieving its goals.

The Company requests shareholder approval of the compensation of the Company’s Named Executive Officers as disclosed pursuant to the SEC’s compensation disclosure rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following non‑binding resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Proxy Statement of the Company for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

While your vote on this proposal is advisory and will not be binding on the Company, the Board of Directors or the Compensation Committee, we value the opinion of our shareholders and will take the results of this advisory vote into account when making future decisions regarding our executive compensation program.

Our Board of Directors unanimously recommends that you vote FOR the resolution, on an advisory basis, approving the executive compensation of the Named Executive Officers.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

The next annual meeting of the Company’s shareholders is anticipated to be held on May 4, 2021. Shareholders may submit proposals appropriate for shareholder action at the next annual meeting consistent with the regulations of the SEC. If a shareholder desires to have such proposal included in the Proxy Statement and form of proxy distributed by the Board of Directors with respect to such meeting, the proposal must be received at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, Attention: Mr. James K. Brata, Secretary, no later than December 31, 2020.

In addition, our Bylaws establish advance notice procedures with regard to certain matters, including shareholder proposals not included in our Proxy Statement, to be brought before an annual meeting. In general, our corporate secretary must receive notice of any such proposal not less than 60 days nor more than 90 days prior to the anniversary date of the date on which the Company first mailed its proxy materials for the preceding annual meeting (in the case of the next annual meeting, not before January 24, 2021 and not later than February 23, 2021) at the address of our principal executive offices shown above. Such notice must include the information specified in our Bylaws.

HOUSEHOLDING

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that shareholder should contact their broker or send a request to our corporate secretary at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, telephone number (432) 684‑3000. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2019 Annual Report and this Proxy Statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered. Similarly, you may also contact us if you received multiple copies of such materials and would prefer to receive a single copy in the future.

OTHER MATTERS

We know of no other business which will be presented at the Annual Meeting other than as explained herein. Our Board of Directors has approved a process for collecting, organizing and delivering all shareholder communications to each of its members. To contact all directors on the Board of Directors, all directors on a committee of the Board of Directors, or an individual member or members of the Board of Directors, a shareholder may mail a written communication to: Dawson Geophysical Company, Attention: Secretary, 508 West Wall, Suite 800, Midland, Texas 79701. All communications received in the mail will be opened by our Secretary, James K. Brata, for the purpose of determining whether the contents represent a message to the Board of Directors. The contents of shareholder communications to the Board of Directors will be promptly relayed to the appropriate members. We encourage all members of the Board of Directors to attend the Annual Meeting, although we have no formal policy requiring attendance. All of the members of the Board of Directors attended our 2019 annual meeting.

On March 6, 2020, we filed with the SEC an Annual Report on Form 10‑K for the year ended December 31, 2019. The Annual Report on Form 10‑K has been provided concurrently with this Proxy Statement to all shareholders entitled to notice of, and to vote at, the Annual Meeting.

Shareholders may also obtain a copy of the Annual Report on Form 10‑K and any of our other SEC reports, free of charge, (1) from the SEC’s website at www.sec.gov, (2) from our website at www.dawson3d.com, or (3) by writing to our corporate secretary at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, telephone number (432) 684‑3000. The Annual Report on Form 10‑K is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Information contained on our website, other than this Proxy Statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

ADDITIONAL INFORMATION ABOUT THE COMPANY

You can learn more about the Company and our operations by visiting our website at www.dawson3d.com. Among other information we have provided there, you will find:

•	The charters of each of our standing committees of the Board of Directors;

•	Our code of business conduct and ethics;

•	Information concerning our business, recent news releases and filings with the SEC; and

•	Information concerning our Board of Directors and shareholder relations.

For additional information about the Company, please refer to our 2019 Annual Report, which is being mailed with this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

James K. Brata,
Secretary

APPENDIX A:

AMENDED AND RESTATED

DAWSON GEOPHYSICAL COMPANY
2016 STOCK AND PERFORMANCE INCENTIVE PLAN

i

ARTICLE I
Introduction

Effective as of March 1, 2016, the Board of Directors (the “Board”) of Dawson Geophysical Company, a Texas corporation (the “Company”) originally adopted the Dawson Geophysical Company 2016 Stock and Performance Incentive Plan (the “Original Plan”) in order to reward certain corporate employees, consultants and nonemployee directors of the Company and its Subsidiaries by providing for certain cash benefits and by enabling such persons to acquire shares of Common Stock of the Company. The Original Plan is hereby amended and restated as follows (as the “Plan”) and adopted by the Board effective as of April 24, 2020.

ARTICLE II
Objectives

The purpose of the Plan is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of Awards to certain employees, consultants and nonemployee directors who can contribute materially to the success of the Company and its Subsidiaries. Such Awards are intended to recognize and reward outstanding performance and individual contributions and give Participants in the Plan an interest in the Company that is intended to be parallel to that of the shareholders in order to enhance the proprietary and personal interest of such Participants in the Company’s success and progress. The Plan is also intended to enable the Company and its Subsidiaries to attract and retain such employees, consultants and nonemployee directors.

ARTICLE III
Definitions

Section 3.1Definitions.  As used herein, the terms set forth below shall have the following meanings:

“Award”  means an Employee Award, a Director Award or a Consultant Award.

“Award Agreement” means one or more Employee Award Agreement, Director Award Agreement or Consultant Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change of Control” means, except as otherwise reflected in an Award Agreement, one or more of the following events, under which:

(a)    any “person” (as such term is used in sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power of the Company’s then outstanding securities;

(b)    the individuals who were members of the Board immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following such election unless a majority of the new members of the Board were recommended or approved by majority vote of the members of the Board immediately prior to such shareholder meeting;

(c)    the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation; or

(d)    the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person.

Notwithstanding the paragraph above or the definition contained in an Award Agreement, in the event an Award is or becomes subject to section 409A of the Code, if the payment associated with such Award is permitted upon the occurrence of a Change of Control, the events that constitute a Change of Control shall be limited to the extent necessary to comply with the requirements of section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan; provided that, unless otherwise determined by the Board, the Committee shall consist solely of two (2) or more Directors, each of whom shall be a “nonemployee director” within the meaning of Rule 16b-3(b)(3) under section 16 of the Exchange Act.

“Common Stock” means Dawson Geophysical Company common stock, par value $0.01 per share.

“Company” means Dawson Geophysical Company, a Texas corporation.

“Consultant” means a person other than an Employee or a Nonemployee Director providing bona fide services to the Company or any of its Subsidiaries in a consultant, advisor, or similar capacity, as applicable; provided that, such person is a natural person and that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Company.

“Consultant Award” means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination, or in tandem, to a Consultant pursuant to such applicable terms, conditions and limitations as may be established in order to fulfill the objectives of the Plan.

“Consultant Award Agreement” means one or more agreements between the Company and a Consultant setting forth the terms, conditions and limitations applicable to a Consultant Award.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award, or Performance Award, whether granted singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions and limitations as may be established in order to fulfill the objectives of the Plan.

“Director Award Agreement” means one or more agreements between the Company and a Nonemployee Director setting forth the terms, conditions and limitations applicable to a Director Award.

“Dividend Equivalents” means, with respect to a Restricted Stock Unit Award, a right to receive with respect to each share of Common Stock subject to the Award an amount in cash, shares of Common Stock and/or Restricted Stock Units, as determined by the Committee in its sole discretion, equal in value to the dividends and other distributions made by the Company with respect to a share of Common Stock during the period such Award is outstanding.

“Effective Date” means the date in 2020 on which the shareholders of the Company approve of the Plan.

“Employee” means (a) an employee of the Company or any of its Subsidiaries; and (b) an individual who has agreed to become such an employee of the Company or any of its Subsidiaries and is expected to become such an employee within the following six (6) months.

“Employee Award” means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination, or in tandem, to an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as may be established in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means one or more agreements between the Company and an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock means, as of a particular date:

(a)    if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise or other relevant time (as determined under procedures established by the Committee);

(b)    if shares of Common Stock are not so listed but are quoted by The Nasdaq Stock Market, Inc., the mean between the highest and lowest sales price per share of Common Stock reported on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc., or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing as quoted by The Nasdaq Stock Market, Inc. at the time of exercise;

(c)    if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated; or

(d)    if shares of Common Stock are not publicly traded, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the applicable reasonable valuation requirements under section 409A of the Code.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted Award is the grant date of the original Award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Option or SAR Award.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in section 422 of the Code.

“Nonemployee Director” means an individual serving as a member of the Board who is not an Employee.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at the specified Grant Price with respect to such shares, which right may be an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an Employee, Director or Consultant to whom an Award has been granted under the Plan.

“Performance Award” means an Award made pursuant to the Plan that is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more organizational or individual standards under Section 7.1(f) below.

“Plan” means the Amended and Restated Dawson Geophysical Company 2016 Stock and Performance Incentive Plan, as such Plan may be amended from time to time.

“Reload” means the automatic grant of a new Option or SAR upon the exercise of an existing Option or SAR.

“Restricted Stock” means any shares of Common Stock that are restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a Stock Unit that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit Award” means an award of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or in Common Stock (as determined by the Committee), equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over the Grant Price with respect to such shares.

“Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock or Restricted Stock Units.

“Stock Based Award Limitations” means the limitations set forth in Section 7.2(a) and Section 7.2(b) below.

“Stock Dividend” means that certain 5% stock dividend (or 0.05 share for each share outstanding) on the outstanding shares of Common Stock approved by the Board on May 1, 2018.

“Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value (as determined by the Committee).

“Subsidiary” means in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing fifty percent (50%) or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation, in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns fifty percent (50%) or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), and any other corporation, partnership or other entity that is a “subsidiary” of the Company within the meaning of Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

ARTICLE IV
Eligibility

Section 4.1Employees.  All Employees are eligible for the grant of Employee Awards under the Plan in the discretion of the Committee.

Section 4.2Directors.  All Nonemployee Directors are eligible for the grant of Director Awards under the Plan in the discretion of the Board.

Section 4.3Consultants.  All Consultants are eligible for the grant of Consultant Awards under the Plan in the discretion of the Committee.

ARTICLE V
Common Stock Available for Awards

Section 5.1Award Limitations.  Subject to the provisions of ARTICLE XVI hereof, the total number of shares of Common Stock reserved and available for issuance in connection with Awards under the Plan shall be

2,050,000 shares, all of which may be available for the issuance of Awards of Incentive Stock Options (it being understood that the Stock Dividend has been deemed to apply to all shares under all Awards that were granted under the Original Plan prior to the Stock Dividend for purposes of maintaining records of the remaining shares of Common Stock for issuance hereunder). No Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding under the Plan (after giving effect to the grant of the Award in question) to exceed the number of shares described in the preceding sentence. The shares of Common Stock to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock; (b) shares of Common Stock held in the treasury of the Company; or (c) previously issued shares of Common Stock reacquired by the Company, including Common Stock purchased on the open market.

Section 5.2Unissued Awards.

(a)    The number of shares of Common Stock that are the subject of Awards under the Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. If the Grant Price or other purchase price of any Option or other Award granted under the Plan is satisfied by tendering shares of Common Stock to the Company, or if the tax withholding obligation resulting from the settlement of any such Option, SAR or other Award is satisfied by tendering or withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above.

(b)    Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made: (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition; or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity, shall, in each case, not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the Nasdaq National Market for equity compensation plans applies.

(c)    The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement or shareholder service recommendation deemed appropriate by the Committee. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

ARTICLE VI
Administration

Section 6.1Administration by the Committee.

(a)    The Plan shall be administered by the Committee, except as otherwise provided herein. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. In this regard, the Committee shall have full and exclusive power to (i) interpret and construe the Plan and the Award Agreements thereunder; (ii) adopt, amend and rescind such rules, regulations and guidelines for carrying out the Plan, as it may deem necessary or proper; (iii) determine the Employees and Consultants to whom, and the time or times at which, Employee Awards and Consultant Awards shall be granted; (iv) determine the amount of cash and/or the number of shares of

Common Stock, as applicable, that shall be the subject of each Employee Award or Consultant Award; (v) determine the terms and provisions of each Award Agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods of Employee Awards and Consultant Awards and the extent of exercisability of Options and SARs, (B) the extent to which the transferability of Common Stock issued or transferred pursuant to any Employee Award or Consultant Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (vi) make determinations of Fair Market Value pursuant to the Plan; and (vii) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 under the Exchange Act, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Employee Award or Consultant Award, or in any Award Agreement in the manner and to the extent it deems necessary or appropriate to carry the Plan into effect. Any decision of the Committee in the interpretation, construction and administration of the Plan and the Award Agreements thereunder shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(b)    The Committee, in its discretion, may also (i) provide for the extension of the exercisability of an Employee Award or Consultant Award; (ii) accelerate the vesting or exercisability of an Employee Award or Consultant Award; (iii) eliminate or make less restrictive any restrictions applicable to an Employee Award or Consultant Award; and (iv) waive any restriction or other provision of the Plan (insofar as such provision relates to Employee Awards or to Consultant Awards) or an Employee Award or Consultant Award, otherwise amend or modify an Employee Award or Consultant Award in any manner; provided that, the Committee may do the preceding actions in any manner that is either (A) not materially adverse to the Participant to whom such Employee Award or Consultant Award was granted, or (B) consented to by such Participant; provided further, that such actions are permissible in accordance with the requirements of applicable law, including but not limited to the compliance or exemption requirements, as applicable, of section 409A of the Code.

Section 6.2Liability of the Committee.   No member of the Committee shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer or employee of the Company in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

Section 6.3Authority of the Board.   The Board shall have the same rights, powers, duties, and authority in connection with the administration of the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards and Consultant Awards.

Section 6.4Delegation of Authority.  The Committee may delegate its duties under the Plan (including, but not limited to, the authority to grant Awards) to such officers or employees of the Company or its Subsidiaries or such other agents as it may appoint from time to time; provided that, the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, individuals who are subject to section 16(b) of the Exchange Act.

ARTICLE VII
Employee Awards and Consultant Awards

Section 7.1Employee Awards.  The Committee shall determine the type or types of Employee Awards to be made under the Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may, in the discretion of the Committee, be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Employee Award is granted and/or signed for and on behalf of the Company. Employee Awards may consist of those Awards listed in this ARTICLE VII and may be granted singly, in combination or in tandem. Employee Awards may also be granted in combination or in tandem with, in replacement of (subject to the last sentence of ARTICLE XIV), or as alternatives to, grants or rights under the Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, items referenced in Section 7.1(e)(ii)(B) below, and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested, or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Committee.

(a)    Options.  An Employee Award may be in the form of an Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date (or in the case of an Incentive Stock Option granted to an individual who owns units possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or its parent or any Subsidiary, one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to such Option on the Grant Date).  The term of the Option shall extend no more than ten (10) years after the Grant Date. Options may not include provisions that Reload the Option upon exercise. Similarly, Options may not be repriced or otherwise modified in any way that would constitute a reduction in the Grant Price associated with such Options, except in connection with an event described in ARTICLE XVI. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to the Plan, including the Grant Price, the term of the Options, the number of shares subject to the Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of section 422 of the Code. Only Employees described in clause (a) of the definition of “Employee” may receive grants of Incentive Stock Options. Incentive Stock Options shall not be granted more than ten (10) years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s shareholders. Notwithstanding the foregoing, the Fair Market Value of the Common Stock subject to an Incentive Stock Option and the aggregate Fair Market Value of the common stock of any parent or subsidiary company (within the meaning of sections 424(e) and (f) of the Code) subject to any other Incentive Stock Option of the Company or any such parent or subsidiary company that first becomes purchasable by a Participant in any calendar year may not (with respect to such Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the Incentive Stock Options are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Incentive Stock Option, but shall cause the excess amount of the Common Stock to be reclassified in accordance with the Code.

(b)    Stock Appreciation Rights.  An Employee Award may be in the form of an SAR.  On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than ten (10) years after the Grant Date.  SARs may not include provisions that Reload the SAR upon exercise. Similarly, SARs may not be repriced or otherwise modified in any way that would constitute a reduction in the Grant Price associated with such SARs, except in connection with an event described in ARTICLE XVI. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to the Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Committee.

(c)    Stock Awards.  An Employee Award may be in the form of a Stock Award.  The terms, conditions and limitations applicable to any Stock Awards granted pursuant to the Plan shall be determined by the Committee, subject to the limitations set forth below.

(d)    Cash Awards.  An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to the Plan shall be determined by the Committee.

(e)    Performance Awards.  Any Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted pursuant to the Plan shall be determined by the Committee, subject to the limitations set forth below. Any Stock Award granted as an Employee Award which is a Performance Award shall have a minimum Restriction Period of twelve (12) months from the Grant Date; provided that, the Committee may provide for earlier vesting upon a termination of employment by reason of death, disability, layoff, retirement or Change of Control. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount that will be paid out to the Participant under a Performance Award and/or the portion of a Performance Award that may be exercised.

(f)    Performance Goals.  Performance Awards shall be based on achievement of Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine. A Performance Goal may include one or more of the following:

1.Increased revenue;

2.Net income measures (including but not limited to income after capital costs and income before or after taxes);

3.Stock price measures (including but not limited to growth measures);

4.Market share;

5.Earnings per share (actual or targeted growth);

6.Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

7.Economic value added (“EVA”);

8.Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

9.Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

10.Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

11.Expense measures (including but not limited to finding and development costs, overhead cost and general and administrative expense);

12.Margins;

13.Shareholder value;

14.Total shareholder return;

15.Proceeds from dispositions;

16.Production volumes;

17.Total market value; and

18.Corporate values measures (including ethics compliance, environmental, and safety).

Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

Section 7.2Limitations.  Notwithstanding anything to the contrary contained in the Plan, the following limitations shall apply to any Employee Awards made hereunder:

(a)    no Participant may be granted, during any calendar year, Employee Awards consisting of Options or SARs (including Options or SARs that are granted as Performance Awards) that are exercisable for more than 100,000 shares of Common Stock);

(b)    no Participant may be granted, during any calendar year, Stock Awards (including Stock Awards that are granted as Performance Awards) having a value determined on the Grant Date in excess of $750,000; and

(c)    no Participant may be granted, during any calendar year, Cash Awards or other Awards that may be settled solely in cash having a value determined on the Grant Date in excess of $750,000.

Section 7.3Consultant Awards.  Subject to the limitations described in this ARTICLE VII, the Committee shall have the sole responsibility and authority to determine the type or types of Consultant Awards to be made under the Plan and the terms, conditions and limitations applicable to such Awards.

ARTICLE VIII
Director Awards

Section 8.1Grant of Director Awards.  The Board may grant Director Awards to Nonemployee Directors from time to time in accordance with this ARTICLE VIII. Director Awards may consist of those Awards listed in this ARTICLE VIII and may be granted singly, in combination, or in tandem. Each Director Award may, in the discretion of the Board, be embodied in a Director Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Board in its sole discretion and, if required by the Board, shall be signed by the Participant to whom the Director Award is granted and/or signed for and on behalf of the Company.

Section 8.2Options.  A Director Award may be in the form of an Option; provided that, Options granted as Director Awards shall not be Incentive Stock Options. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. In no event shall the term of the Option extend more than ten (10) years after the Grant Date. Options may not include provisions that Reload the Option upon exercise. Similarly, Options may not be repriced or otherwise modified in any way that would constitute a reduction in the Grant Price associated with such Options, except in connection with an event described in ARTICLE XVI.  Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Nonemployee Directors pursuant to this ARTICLE VIII, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Board.

Section 8.3 Stock Appreciation Rights.  A Director Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR.  The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than ten (10) years after the Grant Date. SARs may not include provisions that Reload the SAR upon exercise. Similarly, SARs may not be repriced or otherwise modified in any way that would constitute a reduction in the Grant Price associated with such SARs, except in connection with an event described in ARTICLE XVI. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Nonemployee Directors pursuant to the Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Board.

Section 8.4Stock Awards.   A Director Award may be in the form of a Stock Award. Any terms, conditions and limitations applicable to any Stock Awards granted to a Nonemployee Director pursuant to the Plan, including but not limited to rights to Dividend Equivalents, shall be determined by the Board.

Section 8.5Cash Awards.  A Director Award may be in the form of a Cash Award. Any terms, conditions and limitations applicable to any Cash Awards granted to a Nonemployee Director pursuant to the Plan shall be determined by the Board.

Section 8.6Performance Awards.  Without limiting the type or number of Director Awards that may be made under the other provisions of the Plan, a Director Award may be in the form of a Performance Award. Any additional terms, conditions and limitations applicable to any Performance Awards granted to a Nonemployee Director pursuant to the Plan shall be determined by the Board.  The Board shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Nonemployee Director.

Section 8.7Limitations.  Notwithstanding anything to the contrary contained in the Plan the following limitations shall apply to any Director Awards made hereunder:

(a)    no Participant may be granted, during any fiscal year, Director Awards consisting of Options or SARs (including Options or SARs that are granted as Performance Awards) that are exercisable for more than 100,000 shares of Common Stock;

(b)    no Participant may be granted, during any fiscal year, Director Awards consisting of Stock Awards (including Stock Awards that are granted as Performance Awards) having a value determined on the Grant Date in excess of $750,000; and

(c)    no Participant may be granted, during any calendar year, Cash Awards or other Awards that may be settled solely in cash having a value determined on the Grant Date in excess of $750,000.

ARTICLE IX
Change of Control

Section 9.1Acceleration of Vesting.  Upon a Change of Control and except as otherwise provided in an Award Agreement, the Committee, acting in its sole discretion without the consent or approval of any Participant, shall affect one or more of the following alternatives, which may vary among individual Participants and which may vary among Awards held by any individual Participant:

(a)    provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which section 424(a) of the Code applies;

(b)    provide for acceleration of the vesting and exercisability of, or lapse of restrictions, in whole or in part, with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction; or

(c)    cancel any such Award and deliver to the Participant cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Award on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Shares on such date over the Grant Price of such Award.

Section 9.2Exercise Period for Options and SARs.  In the event of a Change of Control, outstanding Options and SARs shall remain exercisable under clause (b) of Section 9.1 until the earlier of (a) the expiration of the term of the Award; or (b) if the Participant should die before the expiration of the term of the Award, until the earlier of (i) the expiration of the term of the Award or (ii) two (2) years following the date of the Participant’s death.

ARTICLE X
Non-United States Participants

The Committee may grant Awards to persons outside the United States under such terms and conditions as, in the judgment of the Committee, may be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified Option exercise procedures and other terms and procedures. Notwithstanding the above, no actions may be taken by the Committee, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

ARTICLE XI
Payment of Awards

Section 11.1General.  Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof.

Section 11.2Dividends; Dividend Equivalents.  Rights to dividends or Dividend Equivalents may, as applicable, be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish, including such terms, conditions and restrictions as may be necessary to ensure that the Stock Awards do not provide for the deferral of compensation within the meaning of, or otherwise violate, section 409A of the Code; provided that, no such dividends or Dividend Equivalents shall be paid with respect to unvested Performance Awards. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments, dividends or Dividend Equivalents. Dividends and/or Dividend Equivalents shall not be made part of any Options or SARs.

Section 11.3Cash-out of Awards.  At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the Grant Price of the Award, multiplied by the number of shares with respect to which the Award is exercised. With respect to all Awards other than Options or SARs, at the discretion of the Board or the Committee, as applicable, such Awards may be settled by a cash payment in an amount that the Board or the Committee, as applicable, shall determine in its sole discretion is equal to the fair market value of such Awards.

ARTICLE XII
Option Exercise

The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefore, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time; provided that, such rules and procedures are not inconsistent with the provisions of this ARTICLE XII.

ARTICLE XIII
Taxes

The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under the Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, to the extent not otherwise prohibited by law, on either a short-term or demand basis, from the Company to a Participant who is an Employee or Consultant to permit the payment of taxes subject to and required by law.

ARTICLE XIV
Amendment, Modification, Suspension, or Termination of the Plan

The Board may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that: (a) no amendment or alteration that would materially and adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant; and (b) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Common Stock is listed.

ARTICLE XV
Assignability

Unless otherwise determined by the Committee and provided in the Award Agreement or the terms of the Award, no Award or any other benefit under the Plan shall be assignable or otherwise transferable except by will, by beneficiary designation, or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.  In the event that a beneficiary designation conflicts with an assignment by will or the laws of descent and distribution, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Awards other restrictions on transfer. Any attempted assignment of an Award or any other benefit under the Plan in violation of this ARTICLE XV shall be null and void.

ARTICLE XVI
Adjustments

Section 16.1Adjustments in General.  The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

Section 16.2Proportionate Adjustments.

(a)    In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under the Plan; (ii) the number of shares of Common Stock available under the Plan for Incentive Stock Options and Stock Awards; (iii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock; (iv) the exercise or other price in respect of such Awards; (v) the Stock Based Award Limitations; and (vi) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Committee to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (A) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (B) the exercise or other price in respect of such Awards, (C) the appropriate Fair Market Value and other price determinations for such Awards, (D) the number of shares of Common Stock available under the Plan for Incentive Stock Options and Stock Awards, and (E) the Stock Based Award Limitations to give effect to such transaction; provided that, such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

(b)    In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, to (i) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award (and for awards not granted under the Plan), regardless of whether in a transaction to which section 424(a) of the Code applies; (ii) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction; (iii) provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof; (iv) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards as of the date of such event, which, in the case of any Option, shall be on a per share basis, the amount equal to the excess of the Fair Market Value of a share as of such date over the per‑share exercise price for such Option (for the avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option may be canceled for no consideration); or (v) cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.

ARTICLE XVII
Restrictions

No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under the Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

ARTICLE XVIII
Unfunded Plan

The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under the Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of the Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to an Award under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

ARTICLE XIX
Right to Employment or Service

Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant’s employment or other service relationship at any time, or confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or its Subsidiaries.

ARTICLE XX
Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XXI
Governing Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

ARTICLE XXII
Headings and Usage

The headings in the Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of the Plan. Words used in the Plan in the singular shall include the plural and vice versa, and words of one gender shall be construed to include the other gender and the neuter, in each case as the context requires.

ARTICLE XXIII
Severability

If any provision of the Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 under the Exchange Act (as those terms or provisions are applied to Participants who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed as a Nonqualified Stock Option not subject to section 422 of the Code for all purposes of the Plan.

ARTICLE XXIV
Clawback

Notwithstanding any other provisions in the Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the Award.

ARTICLE XXV
Section 409A

Awards made under the Plan are intended to comply with or be exempt from section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent.

Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of section 409A of the Code. If the Committee determines that a

Restricted Stock Unit Award or Cash Award is intended to be subject to section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of section 409A of the Code.

If a Participant is identified by the Company as a “specified employee” within the meaning of section 409A(a)(2)(B)(i) of the Code on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A 1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to section 409A of the Code shall be paid or settled on the earliest of (a) the first business day following the expiration of six (6) months from the Participant’s separation from service; (b) the date of the Participant’s death; or (c) such earlier date as complies with the requirements of section 409A of the Code.

ARTICLE XXVI
Effectiveness and Term

The Plan, as approved by the Board on April 24, 2020, shall be effective as of the Effective Date. The Plan shall continue in effect for a term of ten (10) years commencing on the Effective Date, unless earlier terminated by action of the Board, and no further Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date or, if earlier, termination by action of the Board, except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

Notwithstanding the foregoing, the adoption of the Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company’s shareholders at the Company’s 2020 annual shareholders’ meeting to be held on June 9, 2020, or any adjournment or postponement thereof. If the shareholders of the Company should fail to so approve the Plan on such date, the Plan shall not be of any force or effect.

The Plan is the successor to the Amended and Restated Dawson Geophysical Company 2006 Stock and Performance Incentive Plan, effective as of February 11, 2015 (the “Legacy Dawson Plan”) and the Amended and Restated 2006 Stock Awards Plan of Dawson Geophysical Company (formerly known as the 2006 Stock Awards Plan of TGC Industries, Inc.), effective as of February 11, 2015 (the “Legacy TGC Plan”). As of May 5, 2016 (i.e., the date on which the shareholders of the Company approved of the Original Plan), no new Awards have been or may be granted under the Legacy Dawson Plan or the Legacy TGC Plan. Awards granted pursuant to the Legacy Dawson Plan and the Legacy TGC Plan shall continue to be administered in accordance with the terms of the Legacy Dawson Plan and the Legacy TGC Plan, as applicable, provided that the Committee or its delegates responsible for administering this Plan shall constitute the Committee or its delegates under the Legacy Dawson Plan and the Legacy TGC Plan, as applicable.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. DAWSON GEOPHYSICAL CO ATTN: JAMES K. BRATA During The Meeting - Go to www.virtualshareholdermeeting.com/DWSN2020 508 WEST WALL, SUITE 800 MIDLAND, TX 79701-5010 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Craig W. Cooper 02) Stephen C. Jumper 03) Michael L. Klofas 04) Ted R. North 05) Mark A. Vander Ploeg The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 Against 0 Abstain 0 2. Proposal to approve an amendment to the Company's 2016 Stock and Performance Incentive Plan. NOTE: The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of Dawson Geophysical Company for the Annual Meeting to be held on June 9, 2020. Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as such. The shares represented by this proxy, when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS NOMINEES LISTED ABOVE AND FOR PROPOSALS 2, 3 and 4. If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion. 0 0 0 3. Proposal to ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. 0 0 0 4. Proposal to approve a non-binding advisory resolution on the compensation of the named executive officers as disclosed in the Proxy Statement of the Company for the 2020 Annual Meeting of Shareholders. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000457782_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com DAWSON GEOPHYSICAL COMPANY Annual Meeting of Shareholders June 9, 2020 at 10:00 AM Central Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen C. Jumper, Mark A. Vander Ploeg and James K. Brata, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse of this ballot, all of the shares of Common Stock of Dawson Geophysical Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 10:00 AM Central Time on June 9, 2020, via live audio webcast at www.virtualshareholdermeeting.com/ DWSN2020, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED REPLY ENVELOPE. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000457782_2 R1.0.1.18